AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997

                                                     REGISTRATION NO. 333-7483
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           VION PHARMACEUTICALS, INC.
                 (Name of Small Business Issuer in its Charter)
                            ------------------------

Delaware                            2834                      13-3671221
(State or other               (Primary Standard            (I.R.S. Employer
jurisdiction of               Industrial                 Identification Number)
incorporation or              Classification Code
organization)                 Number)

                            ------------------------

                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 498-4210
                   (Address and telephone number of principal
                               executive offices)

                            ------------------------

                                 JOHN A. SPEARS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 498-4210
            (Name, address and telephone number of agent for service)

                            ------------------------

        COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT
                  TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                              TERRENCE JONES, ESQ.
                                  WIGGIN & DANA
                                ONE CENTURY TOWER
                          NEW HAVEN, CONNECTICUT 06508

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/  /
   --------------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/  /
   --------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL SECURITIES AS MAY BE ISSUABLE TO THE SELLING SECURITYHOLDERS PURSUANT TO APPLICABLE ANTI-DILUTION PROVISIONS.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================




INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.






                   SUBJECT TO COMPLETION DATED JUNE 6, 1997.

PROSPECTUS
----------

                           VION PHARMACEUTICALS, INC.

                        17,737,545 SHARES OF COMMON STOCK
                      1,084,183 REDEEMABLE CLASS A WARRANTS
                      4,812,383 REDEEMABLE CLASS B WARRANTS

    This Prospectus relates to 17,737,545 shares of Common Stock, $.01 par value ('Common Stock') of Vion Pharmaceuticals, Inc., a Delaware corporation (the 'Company'). This Prospectus also relates to 1,084,183 Redeemable Class A Warrants (the 'Class A Warrants') of the Company, and 4,812,383 Redeemable Class B Warrants ('Class B Warrants'). The Common Stock, the Class A Warrants, the Class B Warrants and the underlying securities are being offered by the Selling Securityholders set forth herein. See 'Selling Securityholders.' Of the 17,737,545 shares of Common Stock being sold by the Selling Securityholders, 10,069,005 of such shares represent shares issuable upon exercise of publicly-traded Warrants and 1,618,366 shares represent shares issuable upon exercise of Warrants being registered for resale hereby. In addition, 3,453,200 of the Class B Warrants being sold by the Selling Securityholders represent Class B Warrants issuable upon exercise of the Company's publicly-traded Class A Warrants. The Company will not receive any proceeds from the sale of such securities. The Class A Warrants and the Class B Warrants are referred to herein collectively as the 'Warrants' and the Common Stock, the securities issuable upon exercise of the Class A Warrants, together with the Class A Warrants, are sometimes collectively referred to herein as the 'Securities.' Each Class A Warrant entitles the holder to purchase, at an exercise price of $4.73, subject to adjustment, one share of Common Stock and one Class B Warrant, and each Class B Warrant entitles the holder to purchase, at an exercise price of $6.37, subject to adjustment, one share of Common Stock. The Warrants are exercisable at any time after issuance through August 13, 2000. The Warrants are subject to redemption by the company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $7.30 per share with respect to the Class A Warrants and $9.80 share with respect to the Class B Warrants for 30 consecutive business days ending within 15 days of the date of the notice of redemption. See 'Description of Securities.'

    The securities offered by the Selling Securityholders pursuant to this Prospectus may be sold from time to time by the Selling Securityholders. The distribution of the Common Stock, Class A Warrants, and the Class B Warrants offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the NASDAQ SmallCap MarketSM, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

    The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

    The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Class A Warrants and Class B Warrants registered hereby are exercised, the Company will receive gross proceeds of approximately $5,125,000 and $30,650,000 respectively. See 'Selling Securityholders' and 'Plan of Distribution.'

                                 ---------------

    FOR  INFORMATION  CONCERNING  CERTAIN  FACTORS THAT SHOULD BE  CONSIDERED BY
PROSPECTIVE  INVESTORS,   SEE  'RISK  FACTORS'  BEGINNING  ON  PAGE  3  OF  THIS
PROSPECTUS.
                                 ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE DATE OF THIS PROSPECTUS IS      , 1997








                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. In addition, reports, proxy materials and other information concerning the Company may be inspected at the offices of NASDAQ, 1735 K Street N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form SB-2 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, Class A Warrants and Class B Warrants, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.










                                       2



                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Securities offered hereby.

     LIMITED  OPERATING  HISTORY;  ACCUMULATED  DEFICIT AND  ANTICIPATED  FUTURE
LOSSES.  The  Company  is a  development-stage  enterprise  and to date  has not generated any material revenues. At March 31, 1997, the Company had an accumulated deficit of $19,519,801 and since then significant losses and decreases in working capital have occurred and are expected to continue for the foreseeable future. A substantial portion of the Company's losses have been incurred in connection with research sponsored by it pursuant to an agreement with Yale University (the 'Yale/MelaRx Agreement') on several product candidates, most of which are not currently being pursued. The Company continues to have substantial financial commitments to Yale pursuant to such agreement. The Company will be required to conduct significant research, development, testing and regulatory compliance activities which, together with projected general and administrative expenses, are expected to result in operating losses for at least the next several years, particularly due to the extended time period before the Company expects to commercialize its principal products, if ever. There can be no assurance that the Company's research and development activities will result in any commercially viable products or that the Company will ever realize revenues from the sale of any of its products. The Company plans to in-license or otherwise acquire the right to sell oncology-related products with the goal of generating some revenues prior to the time revenues could be expected to be received from products resulting from the Company's research and development programs. However, any such in-licensed products will not result in revenues, if any, for at least two years and are not expected to produce sufficient revenues, if any, to fund a significant portion of the Company's anticipated expenditures on research and development or offset losses from research and development. See 'Business.'

     EARLY STAGE OF PRODUCT DEVELOPMENT. The Company plans to engage in research and development on a variety of technologies, pharmaceutical compounds and other chemical or biological compositions or processes for therapeutic uses, primarily in connection with the treatment of cancer. There has been only limited research on many of the Company's technologies and results obtained in research and testing conducted to date are not conclusive as to whether compounds being investigated by the Company will be safe and effective for their proposed use. Most of the Company's proposed products are in the early developmental stage, require significant further research and development and in many cases lead compounds have not yet been selected. Most of these proposed products were licensed pursuant to an agreement with Yale University (the 'Yale/OncoRx Agreement'), which agreement did not provide for ongoing sponsored research. The Company will need to develop further its own internal research and development capability to conduct additional research and development activities with respect to these product candidates. All of the Company's product candidates require testing and regulatory clearances or approvals, including but not limited to the Food and Drug Administration (the 'FDA'), prior to their commercial distribution. Accordingly, the Company expects that most of its products will not be commercially available for a number of years, if ever. The successful development of any product is subject to the risks of failure inherent in the development of products or therapeutic procedures based on innovative technologies. These risks include the possibilities that any or all of these proposed products or procedures are found to be ineffective or unsafe, or otherwise fail to receive necessary regulatory clearances or approvals; that the proposed products or procedures are uneconomical to market or do not achieve broad market acceptance; that third parties hold proprietary rights that preclude the Company from marketing them; or that third parties market a superior or equivalent product. The Company is unable to predict whether its research and development activities will result in any commercially viable products or procedures. Further, due to the extended testing and regulatory review process required before marketing clearance can be obtained, the time frames for commercialization of any products or procedures are long and uncertain.

    UNCERTAINTY AND RISKS OF TAPET(TM) TECHNOLOGY. The use of bacteria to deliver genes or gene products is a new technology, and existing preclinical and clinical data on the safety and efficacy of this technology are very limited. No products utilizing the TAPET technology are in human clinical trials, and the results of preclinical studies do not predict safety or efficacy in humans. TAPET uses bacteria


                                       3



for delivery of genes or enzymes to tumors. Possible serious side effects of the Company's TAPET program include bacterial infections, particularly the risk of sepsis, a serious and often fatal bacterial infection of the blood. The Company is bioengineering the bacterial vectors used in TAPET in an effort to eliminate virulence factors and to minimize the risk of such side effects. However, there can be no assurance that unacceptable side effects will not be discovered during preclinical and clinical testing of the Company's potential products.

         NEED FOR SIGNIFICANT ADDITIONAL FUNDS AND COLLABORATIVE ARRANGEMENTS; POTENTIAL DEFAULT UNDER LICENSE AGREEMENTS. The Company believes that its current cash plus the interest income thereon should be sufficient to enable the Company to continue funding its operations at currently budgeted spending levels through October 1997. However, the Company's cash requirements may vary materially from those now planned because of results of research and development, results of product testing, relationships with strategic partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the regulatory process in the United States and abroad and other factors. The Company received an opinion from its auditors, filed as part of its Annual Report for the fiscal year ended December 31, 1996, expressing substantial doubt as to its ability to continue as a going concern. The Company intends to address the immediate need for additional capital by raising funds through a private placement of its securities, although the Company expects to require additional financing to fund its longer-term activities and may require additional capital for acquisitions and new development projects.

     The Company's working capital is not sufficient to fund the Company's operations through the commercialization of the first therapeutic products resulting from its research and development projects. Additionally, the Company does not expect that the revenues, if any, from its in-licensing activities will be sufficient to finance a significant portion of its proposed research and development activities. The Company will require substantial additional funds for its research and product development programs, for operating expenses and to pursue regulatory clearances. The Company has also incurred significant financial commitments to academic collaborators in connection with license and sponsored research agreements and will incur significant additional financial obligations. Adequate funds for these purposes, whether through financial markets or collaborative or other arrangements with corporate partners or from other sources, may not be available when needed. The Company has no commitments to obtain any additional funds and there can be no assurance that additional funds can be obtained on terms acceptable to the Company, if at all. Insufficient funds may require the Company to delay, scale back or eliminate certain of its research and product development programs or license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself. Additionally, if funds are insufficient, the Company may be unable to meet its obligations under its license agreements or research agreements, make research payments or commercialize the technologies licensed under such agreements. See 'Business--Sponsored Research and License Agreements.'

     In the event that any payments required to be made to academic collaborators or licensors are not made in a timely fashion, or if the Company is otherwise in default under agreements with such parties, such parties will have the right to terminate their research and license arrangements with the Company. Termination of any such arrangements would have a material adverse effect on the Company by rendering it unable to continue development of or to commercialize all or a portion of its product candidates licensed under that agreement. See '--Risks Relating to Sponsored Research and License Agreements.'

         DEPENDENCE ON PATENTS AND TRADE SECRETS; UNCERTAINTY OF PATENT POSITION AND TRADE SECRETS. The Company's success will depend to a significant extent on its ability, or the ability of its licensors, to obtain and maintain patent protection on technologies and products and preserve trade secrets and to operate  without  infringing  the  proprietary  rights  of  others.  The  patent situation in the field of biopharmaceutical products generally is highly uncertain and involves complex legal, scientific and factual questions. To date there has emerged no consistent policy regarding the breadth of claims allowed in biopharmaceutical patents. Accordingly, there can be no assurance that patent applications filed by or on behalf of the Company will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology. Furthermore, there can be no assurance


                                       4



that others will not independently develop similar technologies or duplicate any technology developed by the Company. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before any of the Company's potential products can be commercialized, any related patent may expire, or remain in existence for only a short period following commercialization, thus reducing any advantage of the patent. Moreover, composition of matter patent protection may not be available for certain of the Company's product candidates. Specifically, composition of matter patent protection is not likely to be available for 3TC, a novel nucleoside analog licensed pursuant to the Yale/OncoRx Agreement, and is not available for porfiromycin. While the Company may seek alternative protection, there can be no assurance that the Company will be able to secure meaningful proprietary protection for any of its proposed products. See 'Business--Patents, Licenses and Trade Secrets.'

     The Company's processes and potential products may conflict with patents which have been or may be granted to competitors, universities or others. As the biopharmaceutical industry expands and more patents are issued, the risk increases that the Company's processes and potential products may give rise to claims that they infringe the patents of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected product or process. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to conduct clinical tests, manufacture or market the affected product or use the affected process. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, litigation could consume a substantial portion of the Company's resources.

     The Company is aware that patent applications have been filed by and/or United States patents have been issued to, IAF BioChem International, Inc.,
Emory University, Glaxo Group Limited, University of Georgia Research Foundation, Inc., and The Wellcome Foundation Limited of Unicorn House that relate to the subject matter of patent applications licensed to the Company, namely, 3TC and/or its use as an anti-hepatitis B virus ('HBV') agent. The Company is also aware that patent applications have been filed by Biochem Pharma that relate to subject matter licensed to the Company, namely b-L-FddC and its use as an anti-HBV agent.

     The Company cannot predict whether its or its competitors' patent applications will result in valid patents being issued. Litigation, which could result in substantial cost to the Company, may also be necessary to enforce the Company's patent and proprietary rights and/or to determine the scope and validity of the patents or proprietary rights of others. The Company may participate in interference proceedings which may in the future be declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to the Company. See 'Business--Patents, Licenses and Trade Secrets.'

     To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to the Company's proposed projects, third parties may own all or part of the proprietary rights to such information, and disputes may arise as to the ownership of the proprietary rights to such information which may not be resolved in favor of the Company. To the extent that the Company requires rights to any resulting technologies, it may be necessary to negotiate additional license agreements or the Company may be unable to utilize such technologies. See '-- Risks Relating to Sponsored Research and License Agreements.'

     The Company may also rely on trade secrets that it may seek to protect, in part, through confidentiality agreements with employees and other parties. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to or independently developed by competitors. See 'Business--Patents, Licenses and Trade Secrets.'

     RISKS RELATING TO SPONSORED RESEARCH AND LICENSE AGREEMENTS. The Company has incurred significant financial commitments to academic collaborators in connection with licenses and sponsored research agreements. In particular, through December 31, 1996, the Company has paid to Yale


                                       5


approximately  $4,030,000  pursuant to the  Yale/MelaRx  Agreement.  The Company continues to have substantial funding commitments under the Yale/MelaRx Agreement and other sponsored research agreements, whether or not such research results in suitable product candidates. Moreover, the Company generally does not have the right to control the research being conducted pursuant to sponsored research agreements and there can be no assurance that such research will result in products which the Company will pursue. In particular, the Company is currently making unrestricted grants to Yale to support certain research, including research in Dr. Yung-Chi Cheng's laboratory. There can be no assurance that these funds will be used to conduct research relating to products which the Company desires to pursue. Additionally, to the extent that such research results in technologies not licensed to the Company pursuant to the Yale/OncoRx Agreement, it may be necessary to negotiate additional license agreements or the Company may be unable to utilize such technologies.

     Certain rights of the Company arise under the Yale/OncoRx Agreement pursuant to which the Company obtained a license for certain technology developed in the laboratories of Dr. Alan C. Sartorelli, the Chairman of the Company's Scientific Advisory Board, and Dr. Yung-Chi Cheng and Dr. James J. Fischer, members of the Scientific Advisory Board. The Company does not have the rights to the results of current or future research being performed by Dr. Sartorelli, Dr. Cheng or Dr. Fischer. There can be no assurance that the Company will be successful in obtaining the rights to future research performed by Dr. Sartorelli, Dr. Cheng or Dr. Fischer. See 'Business--Research and Development.'

     RISKS   RELATING  TO   IN-LICENSING   ARRANGEMENTS.   The  Company  has  an
in-licensing program directed towards securing rights to certain oncology-related products. There can be no assurance that the Company will be able to enter into favorable arrangements or, if necessary, complete the development of any products in-licensed. There can be no assurance that definitive agreements will result from ongoing negotiations or that any successfully completed agreements will not be terminated. There can also be no assurance that the Company will be able to market any of the products in-licensed or realize anticipated revenues under those arrangements.

     DEPENDENCE UPON KEY PERSONNEL. Because of the specialized scientific nature of the Company's business, it is dependent upon its ability to attract and retain qualified management, scientific and technical personnel. The Company is also dependent upon other key employees, collaborators at other research institutions and the Company's scientific advisors. John Spears, the Company's President and Chief Executive Officer, may be considered a key employee. The Company has entered into an employment agreement with Mr. Spears and maintains a key man life insurance policy for the benefit of the Company in the amount of $2,000,000 on his life. The loss of any individuals upon which the Company is dependent could have a material adverse effect on the Company. See 'Business--Human Resources.'

     Competition among biopharmaceutical and biotechnology companies for qualified employees is intense. The loss of qualified employees, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could adversely affect its business and prospects. There can be no assurance that the Company will be able to retain and continue to attract qualified employees.

     DEPENDENCE ON OTHERS; NO MANUFACTURING AND MARKETING CAPABILITY. The Company's strategy for the research, development and commercialization of certain of its products entails entering into various arrangements with corporate partners, licensors, licensees and others, and is dependent upon the subsequent success of these outside parties in performing their responsibilities. The Company may also rely on its collaborative partners to conduct research efforts and clinical trials, to obtain regulatory approvals and to manufacture and to market certain of the Company's products. In particular, the Company has engaged a contract research organization to conduct the Phase III clinical studies of porfiromycin. Although the Company believes that parties to any such arrangements would have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities may not be within the control of the Company. There can be no assurance that such parties will perform their obligations as expected or that any revenue will be derived from such arrangements. There can also


                                       6



be no assurance that the Company will be successful in establishing any additional collaborative arrangements or that, if established, the parties to such arrangements will be successful in commercializing products.

     The Company has no experience in manufacturing or marketing any therapeutic products. The Company currently does not have the resources to manufacture or market by itself on a commercial scale any products that it may develop. The Company currently intends to outsource some or all manufacturing requirements it may have. While the Company believes that it will be able to enter into contract manufacturing arrangements and intends to in-license products which it will have manufactured on a contract basis, there can be no assurance that it will be able to enter into suitable arrangements. In the event that the Company decides to establish a manufacturing facility, the Company will require substantial additional funds and will be required to hire and retain significant additional personnel and comply with the extensive FDA-mandated good manufacturing practices ('GMP') applicable to such a facility.

     The success of the Company's in-licensing strategy is dependent, in part, on the Company's ability to develop a quality sales force. The Company has not yet begun hiring marketing personnel and there can be no assurance that the Company will be successful in developing an adequate sales force. See 'Business-- Manufacturing and Marketing.'

     UNCERTAINTY OF GOVERNMENT REGULATORY REQUIREMENTS; LENGTHY APPROVAL PROCESS. The FDA and comparable agencies in foreign countries impose substantial requirements upon the development, manufacturing and marketing of drugs, biologics and medical devices through the regulation of laboratory and clinical testing procedures, manufacturing, labeling, registration, notification, clearance or approval, marketing, distribution, recordkeeping, reporting and promotion, and other costly and time-consuming procedures. Satisfaction of clearance or approval requirements typically takes several years or more and varies substantially based upon the type, complexity and novelty of the product. The Company has obtained Orphan Drug status for porfiromycin and intends to seek Orphan Drug designation for products where appropriate, where no patent protection is feasible. There can be no assurance that Orphan Drug status will be obtained for any of the Company's other proposed products.

     The  effect  of  government  regulation  may be to delay  marketing  of new products for a considerable or indefinite period of time, to impose costly procedures upon the Company's activities and to furnish a competitive advantage to larger companies that compete with the Company. There can be no assurance that FDA or other regulatory clearance or approval for any products developed by the Company will be granted on a timely basis, if at all, or, once granted, that clearances or approvals will not be withdrawn or other regulatory action taken which might limit the Company's ability to market its proposed products. Any such delay in obtaining or failure to obtain or maintain such clearances or approvals would adversely affect the manufacturing and marketing of the Company's products and the ability to generate product revenue. See 'Business--Government Regulation.'

     UNCERTAINTY RELATED TO HEALTH CARE REIMBURSEMENT AND REFORM MEASURES. The Company's success in generating revenue from sales of therapeutic products and medical devices may depend, in part, on the extent to which reimbursement for the costs of such products and medical devices and related treatments will be available from government health administration authorities, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly-approved health care products. There can be no assurance that adequate third-party insurance coverage will be available for the Company to establish and maintain price levels sufficient for realization of an appropriate return on its investment in developing new therapies or products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new therapeutic products and medical devices approved for marketing by the FDA and by refusing, in some cases, to provide any coverage of uses of approved products for disease indications other than those for which the FDA has granted marketing approval. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of the Company's therapeutic products and medical devices, the market acceptance of these products could be adversely affected.



                                       7



     In addition, Congress regularly considers numerous proposals relating to healthcare reform which, if adopted, could affect the amount paid for pharmaceutical products and medical procedures. The Company is unable to predict which proposals, if any, will be adopted, or the effect such proposals may have on the Company's operations. Future changes in federal, state or local regulation (or in the interpretation of current regulations) could have a material adverse effect on the Company.

     COMPETITION. The Company is engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies and research and academic institutions is intense and expected to increase. The market for cancer products is large and growing rapidly, and will attract new entrants. Many companies engaged in the biotechnology and biopharmaceutical sectors have focused on cancer and most of these companies have substantially greater financial and other resources and development capabilities than the Company and have substantially greater experience in undertaking pre-clinical and clinical testing of products, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products. Accordingly, certain of the Company's competitors may succeed in obtaining approval for products more rapidly than the Company. Other companies may succeed in developing and commercializing products earlier than the Company that are safer and more effective than those proposed to be developed by the Company. In addition to competing with universities and other research institutions in the development of products, technologies and processes, the Company may compete with other companies in acquiring rights to products or technologies from universities. There can be no assurance that the Company will develop products that are more effective or achieve greater market acceptance than competitive products, or that the Company's competitors will not succeed in developing products and technologies that are more effective than those being developed by the Company or that would render the Company's products and technologies less competitive or obsolete. See 'Business--Competition.'

     RISKS OF TECHNOLOGICAL OBSOLESCENCE. The areas in which the Company is developing, distributing, and/or licensing products involve rapidly developing technology. Others may develop products which may render products being developed, distributed or licensed by the Company obsolete or uneconomical or result in products superior to the Company's products.

     NO PRODUCT LIABILITY INSURANCE. The use or misuse of Company products in clinical trials and the marketing of any pharmaceutical products it may develop may expose the Company to product liability claims. The Company does not currently have any product liability insurance. Although in the future the Company may seek to obtain product liability insurance, there can be no assurance that it will be able to obtain or maintain such insurance on acceptable terms, that such insurance will provide adequate coverage against potential liabilities or that a product liability claim will not have a material adverse effect on the Company.

     SIGNIFICANT INFLUENCE OF INSIDERS; POTENTIAL ANTI-TAKEOVER PROVISIONS. The Company's directors and executive officers beneficially own approximately 25% of the outstanding Common Stock of the Company. See 'Principal Stockholders.' As a result, such directors and officers will be able to significantly influence the election of all of the Company's directors and otherwise influence control of the Company's operations. The Company's Board of Directors is also authorized to issue from time to time, without stockholder authorization, shares of preferred stock, in one or more designated series or classes. The Company is also subject to a Delaware statute regulating business combinations. Any of these provisions could discourage, hinder or preclude an unsolicited acquisition of the Company and could make it less likely that stockholders receive a premium for their shares as a result of any such attempt.

     OUTSTANDING WARRANTS, OPTIONS AND CONVERTIBLE PREFERRED STOCK. The Company has outstanding (i) 4,262,383 Class A Warrants to purchase an aggregate of 4,262,383 shares of Common Stock and 4,262,383 Class B Warrants; (ii) 3,162,605 Class B Warrants to purchase 3,162,605 shares of Common Stock; (iii) Purchase Options granted to the underwriter of the Company's initial public offering (the 'Underwriter') to purchase an aggregate of 1,075,000 shares of Common Stock, assuming exercise of the underlying warrants; (iv) warrants to purchase 202,486 shares of Common Stock held by the Underwriter and distributees of the Underwriter which were granted to the Underwriter in connection

                                       8



with prior private financings; (v) warrants to purchase 537,775 shares of Common Stock held by employees of Paramount Capital, Inc. which were granted to Paramount Capital, Inc. in connection with a private financing; and (vi) options to purchase 1,407,612 shares of Common Stock, including 1,009,050 shares granted under its Amended and Restated 1993 Stock Option Plan (the 'Plan'). In addition, the Company has 490,950 shares of Common Stock reserved for issuance upon exercise of options which are available to be granted under the Plan. Holders of such warrants and options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by warrants and options. Further, while these warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected. In addition, the Company has outstanding 979,374 shares of Class A Convertible Preferred Stock which is convertible into 2,720,483 shares of Common Stock. The holders of the Class A Preferred Stock are Selling Securityholders hereunder. See 'Selling Securityholders.'

     POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ STOCK MARKET. While the Company's Common Stock meets the current Nasdaq listing requirements, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 100,000 shares in the public float valued at $1,000,000 or more, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders. Nasdaq has recently proposed more stringent financial requirements for listing on Nasdaq. With respect to continued listing, such new requirements are (i) either at least $2,000,000 in net tangible assets, a $35,000,000 market capitalization or net income of at least $500,000 in two of the three prior years, (ii) at least 500,000 shares in the public float valued at $1,000,000 or more, (iii) a minimum Common Stock bid price of $1.00, (iv) at least two active market makers, and (v) at least 300 shareholders of Common Stock. If adopted, the Company will have to meet and maintain such new requirements. If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called 'pink sheets' or the NASD's 'Electronic Bulletin Board.' Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon not less than 30 days' prior written notice if the closing bid price of the Common Stock shall have averaged in excess of $7.30 per share for the Class A Warrants and $9.80 per share with respect to the Class B Warrants, for 30 consecutive trading days ending within 15 days of the notice. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. See 'Description of Securities--Warrants.'

     CURRENT PROSPECTUS AND STATE REGISTRATION TO EXERCISE WARRANTS. Holders of Warrants will only be able to exercise the Warrants if (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the securities issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. If and when the Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. Holders of Warrants called for redemption residing in states where the underlying



                                       9


securities have not been qualified for sale would generally still be able to sell their Warrants at the then market price thereof. See 'Description of Capital Stock--Warrants.'

     RISKS OF LOW-PRICED STOCK. If the Company's securities were delisted from Nasdaq (See '-- Possible Delisting of Securities from the Nasdaq Stock Market'), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers that sell such securities except in transactions exempted by such Rule, including transactions meeting the requirements of Rule 505 or 506 of Regulation D under the Securities Act and transactions in which the purchaser is an institutional accredited investor (as defined) or an established customer (as defined) of the broker or dealer. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

     Commission regulations define a 'penny stock' to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction by a broker-dealer involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities continue to be listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will continue to qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to
Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

     EFFECTS OF CURRENT OFFERING ON MARKET PRICE. Future sales of Common Stock, Class A Warrants and Class B Warrants in the public market by existing stockholders pursuant to this shelf registration statement or otherwise, could have an adverse effect on the price of the Company's securities. 17,737,545 shares of Common Stock, 1,084,183 Class A Warrants and 4,812,383 Class B Warrants will have been registered hereby under the Securities Act of 1933, as amended, for resale to the public, which constitute on a fully diluted basis approximately 68.4%, 23.9% and 67.2% of the Company's Common Stock, Class A
Warrants and Class B Warrants, respectively. As of April 30, 1997, 528,695 shares of Common Stock underlying vested options are eligible for resale and an additional 878,917 shares may be sold from time to time as additional outstanding options vest. Sales of Common Stock or other securities, or the possibility of such sales, in the public market may adversely affect the market price of the Common Stock or the other securities offered hereby. Historically, the Company's securities have been thinly traded. This low trading volume may have had a significant effect on the market price of the Company's securities, which may not be indicative of the market price in a more liquid market.


                                       10



                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of Securities by the Selling Securityholders. In the event the outstanding Class A Warrants and Class B Warrants being registered for resale hereby are exercised, the Company will receive gross proceeds of approximately $5,125,000 and $30,650,000 respectively. See 'Selling Securityholders' for a list of those persons and entities receiving the proceeds from the sales of the Securities offered hereby.



                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET INFORMATION FOR COMMON STOCK

         The Common Stock of the Company has traded on The Nasdaq SmallCap MarketSM under the symbol VION since April 29, 1996. From August 14, 1995 to April 26, 1996 the Common Stock traded on The Nasdaq SmallCap MarketSM under the symbol OCRX. The following table reflects the range of high and low bid prices of the Company's Common Stock for each of the calendar quarters since the Company's initial public offering in August 1995. This information is based on closing bid prices as reported by The Nasdaq Stock MarketSM and such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

1995                                       High        Low
----                                       ----        ---
Third Quarter...........................   $5.00      $3.25
Fourth Quarter..........................   $4.75      $2.25

1996                                       High        Low
----                                       ----        ---
First Quarter...........................   $4.75      $3.00
Second Quarter..........................   $7.75      $3.50
Third Quarter...........................   $5.25      $3.75
Fourth Quarter..........................   $4.69      $2.88

1997                                       High        Low
----                                       ----        ---
First Quarter...........................   $6.38      $3.00
Second Quarter (through June 4).........   $5.25      $3.50


HOLDERS

At June 4, 1997 there were approximately 240 holders of record of common stock.


DIVIDENDS

     The Company has paid no cash dividends and does not expect to pay cash dividends in the foreseeable future. The certificate of designations for the Company's Class A Convertible Preferred Stock ('Class A Preferred Stock') precludes the Company from paying cash dividends on the Common Stock so long as shares of Class A Preferred Stock are outstanding, without the consent of holders of a majority of the Class A Preferred Stock. The holders of the outstanding Class A Preferred Stock are entitled to receive semi-annual dividends, on a cumulative basis, equal to five percent (5%) (on a per annum basis) of the Class A Preferred Stock held by such holder, payable, in arrears, in additional shares of Class A Preferred Stock. If and when the Company declares any dividend or distribution on the Common Stock (other than a stock dividend), the Company is required to declare a like dividend or distribution on the number of shares of Common Stock into which shares of Class A Preferred Stock is then convertible. The Company currently intends to retain any future earnings to finance the growth and development of its business.


                                       11



                            BACKGROUND OF THE COMPANY

     OncoRx Inc. ('Old OncoRx') was founded in May 1993 to engage in the discovery, development and marketing of products for the treatment of cancer and cancer-related disorders. Prior to the Merger described below, Old OncoRx's business consisted principally of entering into a license agreement with Yale University (the 'Yale/OncoRx Agreement') in August 1994. MelaRx Pharmaceuticals, Inc. ('MelaRx') was formed in March 1992 to engage in the research and development, pursuant to an agreement with Yale University (the 'Yale/MelaRx Agreement') of therapeutic, cosmetic and other products which are derived from technology relating to melanin and the control of the effect of ultraviolet radiation upon the skin and the related systems. In April 1995, Old OncoRx was merged (the 'Merger') into OncoRx Research Corp., a wholly-owned subsidiary of MelaRx, and stockholders of Old OncoRx were issued 2,654,038 shares of Common Stock and 23,859 shares of Preferred Stock of the Company, and an option to acquire 750,000 shares of the Common Stock of Old OncoRx was converted into an option to acquire 286,312 shares of Common Stock. Pursuant to the Merger, the name of MelaRx was changed to OncoRx, Inc. Simultaneously therewith, each share of Common Stock of MelaRx was converted into approximately 0.16 shares of Series A Common Stock (resulting in 2,000,000 shares of outstanding Series A Common Stock) and each option and warrant to acquire Common Stock was converted into the right to receive approximately 0.16 shares of Series A Common Stock (the 'Recapitalization').

     Additionally, prior to the Merger, certain founders of MelaRx deposited 710,994 of their shares of Series A Common Stock of the Company (after giving effect to the Recapitalization) in escrow. The shares deposited in escrow were canceled upon the closing of the Company's initial public offering in August 1995. Upon such cancellation, each of the remaining 1,289,006 shares of the Series A Common Stock of the Company previously held by MelaRx stockholders were adjusted to equal approximately 1.55 shares of Common Stock of the Company (a total of 2,000,000 shares) and, as a result, the number of shares of outstanding Common Stock remained unchanged after such cancellation. The number of shares subject to options and warrants granted by MelaRx prior to the Merger were also adjusted into the right to acquire approximately 1.55 shares of Common Stock for each share of Series A Common Stock subject to such options or warrants.

     In April 1996 the name of the Company was changed from OncoRx, Inc. to Vion Pharmaceuticals, Inc.

     The Company's executive offices are located at 4 Science Park, New Haven, CT 06511 and its telephone number is (203) 498-4210.






                                       12




                               PLAN OF OPERATIONS

GENERAL

         The Company is a development stage biopharmaceutical company. Its activities to date have consisted primarily of research and development sponsored by it pursuant to two separate license agreements with Yale University, negotiating and obtaining other collaborative agreements, recruiting management and other personnel, securing its facilities and raising equity and debt financing. The Company has not generated any material revenues and has incurred substantial operating losses from its activities.

         The Company is using a substantial portion of the net proceeds of its May, 1996 private financing to fund its plan of operations, which includes the following elements for the next 12 months:

         o Continue to develop internal research and development capabilities and conduct research and development with respect to the Company's core technologies and other product candidates which may be identified by the Company. The Company expects to incur substantial expenditures for expansion of its scientific staff and related research and development expenses. In addition, the Company expects to purchase or lease laboratory and office equipment worth approximately $385,000. During the next twelve months, the Company plans to hire approximately two additional employees.

         o Continue to support research and development being performed at Yale University and by other collaborators and seek additional collaborative agreements.

         o Seek to acquire, generally through in-licensing, oncology-related products that can be marketed without significant additional development activities.

         o Conduct Phase III clinical studies in the U.S. and Europe of porfiromycin for treatment of cancer of the head and neck.

     The Company currently estimates that the remaining net proceeds of its private placement in May, 1996 and its existing cash and equivalents will be sufficient to fund its planned operations through October 1997. In the event of delays or unexpected problems in product development, cost overruns, or other unanticipated expenses commonly associated with a company in an early stage of development, the Company will require additional funds. In addition, the Company will need substantial additional financing, beyond this period to fund further research and development and the Company's working capital requirements. As of March 31, 1997 the amount required to fund operations for the next 12 months is estimated at approximately $11,100,000. However, the Company's cash requirements may vary materially from those now planned because of results of research and development, results of product testing, relationships with strategic partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the regulatory process in the United States and abroad and other factors.

     The Company received an opinion from its auditors for the fiscal year ended December 31, 1996, expressing substantial doubt as to its ability to continue as a going concern. The Company intends to address the immediate need for additional capital by raising funds through a private placement of its securities, although the Company expects to require additional financing to fund its longer-term activities and may require additional capital for acquisitions and new development projects.

LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 1997, the Company had working capital of $6,230,464. The Company's principal sources of funds through March 31, 1997 have been $11,531,052 net proceeds from private financing through issuance of 1,250,000 Class A convertible preferred stock; $9,696,210 from its initial public offering, and $5,478,280 in net proceeds from private placements of common stock in 1992 and 1993 by its predecessor, MelaRx Pharmaceuticals Inc.


                                       13



         The Company used the proceeds of its initial public offering to repay a previous bridge financing and used the remaining funds and the proceeds of its sale of convertible preferred stock to implement its business plan, which includes hiring of additional personnel; capital expenditures for the purchase of equipment, principally for laboratory facilities; costs of research and development; payment of license fees due under sponsored research agreements; and grants to Yale University to fund certain research, including research in Dr. Yung-Chi Cheng's laboratory. During the twelve months ending December 31, 1997, the Company will be required to make payments of an aggregate of $1,205,000 to Yale University and the University of California, Berkeley, under sponsored research and license agreements.

         The Company  requires  substantial  new revenues  and other  sources of capital in order to meet such budgeted expenditures and to continue its operations throughout the year. The Company is seeking to enter into one or more significant strategic partnerships with pharmaceutical companies for the development of its core technologies, through which it would anticipate receiving some of the substantial revenues and financing. The Company has entered into discussions with several major pharmaceutical companies concerning such a strategic alliance, but there can be no assurance that the Company will be successful in achieving such an alliance, nor can the Company predict what funds might be available to it if it can achieve such an alliance. The Company is also seeking to raise funds through additional means, including (1) private placements and recapitalization of its securities; (2) spin-off, refinancing, or partial sale or disposition of its rights to certain of its non- core technologies; and (3) equipment lease financing. No assurance can be given that the Company will be successful in arranging financing through any of these alternatives.

         Failure to obtain such financing will require the Company to delay, renegotiate, or omit payment on its outside research funding commitments causing it to substantially curtail its operations, resulting in a material adverse effect on the Company.

         In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of basic and dilutive earnings per share for the quarters ended March 31, 1997 and March 31, 1996 is not expected to be material.



                                       14




                                    BUSINESS

GENERAL

         Vion Pharmaceuticals, Inc. is an early stage biopharmaceutical company which has sponsored research projects and is engaged primarily in research and development of therapeutic products for the treatment of cancer. Pursuant to a license agreement entered into with Yale University ('Yale') in August 1994 (the 'Yale/OncoRx Agreement'), the Company has acquired the rights to certain oncology and antiviral related patents and technology. The Company believes that the licensed rights include several novel technologies which provide a broad technology base for the future development of therapeutic products.

         Research and Development. The Company's strategy is two-fold. First, the Company intends to engage principally in research and development with respect to anticancer and antiviral technologies through in-house research and through collaborative and sponsored research agreements. The Company's initial research and development will focus on the following core technologies: (i) porfiromycin (Promycin(TM)), a hypoxic cancer cell therapeutic which targets oxygen-depleted cells that are otherwise resistant to radiation therapy, (ii) alkylating agent prodrugs, which are designed to be activated in cancer cells or the surrounding area and destroy cancer cells, (iii) novel nucleoside analogs which inhibit the Hepatitis B virus, (iv) ribonucleotide reductase inhibitors, which may block the formation of the precursors of DNA and thereby inhibit the replication of cancer cells and (v) Tumor Amplified Protein Expression Therapy, or TAPET(TM), a novel gene therapy vector for the treatment of cancer. In addition to its core technologies, the Company has rights to several additional product candidates, including (i) MelasynTM, a synthetic form of melanin, and
(ii) a microfiltration and drug delivery technology being developed at the University of California, Berkeley ('Berkeley'). The Company's early research and development efforts were performed by academic collaborators. Since its initial public offering in August, 1995, the Company has recruited a scientific staff which is engaged directly in research and development although the Company also expects to continue to sponsor academic collaborators.

         The Company has developed small molecular weight, pharmaceutical agents with known mechanisms of activity. The Company initially intends to target projects for such agents based upon (i) the likelihood that commercially-viable products can successfully be developed using technology currently available to the Company with no additional acquisition or licensing costs, (ii) the potential commercial market for the product and (iii) the projected time to market of the product. If the Company's TAPET program proves its ability to deliver growth-inhibiting therapy to tumor tissue, the Company intends to further develop TAPET as a platform technology in several ways. The Company intends to select existing effective anti-cancer agents for delivery using TAPET, and the Company may also contract with other pharmaceutical companies to use TAPET to deliver new, proprietary anti-cancer agents.

         In-licensing. Second, the Company intends to seek, generally through in-licensing, therapeutic products and medical devices which are oncology-related and can be marketed without significant additional development activities to selected segments of the oncology market. The Company intends to seek products which can be marketed within 24-36 months in order to provide the Company with a source of revenues prior to the time when revenues can be expected to be realized from pharmaceutical products which may result from the Company's research and development efforts, if successful. The objective of this strategy is to generate near-term revenues which can help support the Company's infrastructure and reduce the risks associated with early-stage research and development. The Company believes that there should be product candidates available for its in-licensing program, including medical devices aimed at the oncology market and prescription and non-prescription oncology products currently producing or expected to produce relatively small sales volume and which do not have the market potential to be actively promoted by large pharmaceutical companies.

         In connection with its in-licensing program, the Company intends to establish a sales force targeting the oncology market. The Company believes that this sales force will facilitate the marketing of oncology-related products obtained through inlicensing, and may also enable the Company to seek co-marketing arrangements with other pharmaceutical companies.


                                       15



OVERVIEW OF CANCER

         Cancer is characterized by uncontrolled cell division resulting in the development of a mass of cells, commonly known as a tumor, and invasion and spread (metastasis) of the cells. Cancerous tumors can arise in almost any tissue or organ within the human body. Cancer is believed to occur as a result of a number of factors, such as genetic predisposition, chemical agents, viruses and irradiation. These factors may result in genetic changes affecting the ability of cells to normally regulate their growth and differentiation. When a normal cell becomes cancerous it can spread (metastasize) to various sites in the body. Cancer is a devastating disease with tremendous unmet medical needs. It has been estimated by the American Cancer Society that there were 1.2 million new cases of cancer in 1994 in the United States, 60% of which are expected to result in death within five years. The market for cancer therapeutics was approximately $6 billion in 1992 and is projected to total approximately $14 billion by the year 2000.

         Although several types of tumors can now be effectively treated with drugs, it is only in recent years that we have begun to see improvement in the survival rates for the most common tumors. The Company believes that recent developments in the understanding of the processes that regulate the proliferation and metastasis of malignant cells provides opportunities to discover and develop innovative products and approaches to treat cancer.

         The three most common methods of treating patients with cancer are surgery, radiation therapy and chemotherapy. A cancer patient often receives a combination of two or all three of these modalities. Surgery and radiation therapy are particularly effective in patients in which the disease is localized and has not yet spread to other tissues or organs. Surgery involves the removal of the tumor and adjacent tissue. In many cases where metastases have not yet occurred, however, surgery still cannot be performed because of the inaccessible location of the tumor or the danger of removing too much normal tissue along with the cancerous tissue.

         Radiation therapy involves the exposure of the tumor and surrounding tissue to ionizing radiation. The objective of radiation therapy is to kill the cancer cells with certain ionized molecules (free radicals) that are created in the parts of the body exposed to the ionizing radiation. Radiation, however, also kills or damages normal cells. Radiation therapy can result in varying levels of effectiveness, as well as in patient weakness, loss of appetite, nausea and vomiting, and loss of normal body functions, which may include bone marrow depression, gastrointestinal complications, kidney damage and damage to the peripheral nervous system. In some cases, radiation-induced mutations in bone marrow cells can lead to new secondary cancers, such as leukemia, years after treatment for other forms of cancer.

         Chemotherapy is the principal approach used for tumors that have metastasized. Chemotherapy seeks to interfere with the molecular and cellular processes that control the development, growth and survival of malignant tumor cells. Chemotherapy involves the administration of cytotoxic drugs designed to kill cancer cells or the administration of hormone analogs to either reduce the production of, or block the action of, certain hormones such as estrogens and androgens which affect the growth of certain tumors. In many cases, chemotherapy consists of the administration of several different drugs in combination.

         In recent years, there have been significant advances in molecular biology, immunology and other related fields of biotechnology which have led to a better understanding of how malfunctioning genes can result in the formation of tumors. It is anticipated that these advances in biotechnology will lead to better ways to diagnose cancer and to prevent tumors from forming or becoming malignant. Ultimately, these emerging technologies may lead to genetic-based therapies aimed specifically at the genes which have malfunctioned and caused the cancer to form or spread.

         The Company believes, however, that a considerable amount of additional research and development will be necessary before such biotechnology-based pharmaceutical products to prevent cancer will have a significant impact on methods of treating cancer. Additionally, the Company believes that these emerging technologies will be initially incorporated into protocols using chemotherapy and radiation therapy until it has been shown that biotechnology-based  products  are  effective  as  single  agents.  The


                                       16


Company believes that, for the foreseeable future, the principal means of combating cancer will continue to be through the surgical removal of tumors and the destruction of malignant cells through radiation therapy and chemotherapy, and that new chemically defined small molecules may be developed based upon unique cellular targets discovered through biotechnology. Therefore, the Company intends to initially focus its research and development efforts on the identification and development of small molecule chemotherapeutics with known molecular mechanisms of action.

RESEARCH AND DEVELOPMENT

         The Company is currently focusing on the following principal areas of research: (i) hypoxic cancer cell therapeutics, (ii) alkylating agent prodrugs,
(iii) novel nucleoside analogs, (iv) ribonucleotide reductase inhibitors and (v) Tumor Amplified Protein Expression Therapy, or TAPET. All of these technologies were licensed by the Company pursuant to the Yale/OncoRx Agreement and are in the early development stage and require significant further research, development, testing and regulatory clearances. The Company's current research and development efforts were initiated by academic collaborators at Yale University and are being pursued at the Company and Yale with Company sponsorship.

         Hypoxic Cancer Cell Therapeutics. Solid tumors have been shown to contain cells with severe oxygen depletion known as hypoxic cells. The Company believes that one possible explanation for the failure of radiation therapy is the existence within tumors of hypoxic cells, although there is no direct proof in humans. The hypoxic tumor cells can often constitute 1-15% of the malignant cells contained in a tumor. Because radiation therapy requires oxygenation of the tissue in order to be effective, hypoxic cells are less susceptible to radiation therapy and tend to form a therapeutically resistant group within solid tumors. Even small quantities of hypoxic cells within a tumor provide the basis for tumor cells to survive and proliferate after most of the non-hypoxic malignant cells in the tumor have been eradicated by radiation treatment. Hypoxic cells also exhibit resistance to most standard chemotherapeutic agents.


         Investigators in Dr. Alan C. Sartorelli's laboratory at Yale have sought to develop chemotherapeutic agents which by virtue of their chemical and metabolic properties could be selectively toxic to hypoxic cells. One such agent identified by Dr. Sartorelli was Promycin, a bioreductive alkylating agent. Laboratory studies indicated that Promycin destroyed a greater percentage of hypoxic cells relative to oxygenated cells than other agents being tested. A Phase I/II trial was conducted at Yale on a limited number of people. In this initial study, of the 21 patients treated with radiation (and, in some cases, surgery) in conjunction with Promycin for certain types of cancer of the head and neck, seven remain alive with no evidence of the disease or the cancer after a median follow-up of 60 months. The Company believes that these results are better than would have been expected without the use of Promycin, although there can be no assurance that Promycin will prove to be efficacious in a more extensive study. Based on these findings, a Phase III trial has been initiated of Promycin in patients with head and neck cancer, which is designed to determine the efficacy of Promycin as an adjunct to radiation therapy for these conditions. The Phase III trial is initially being conducted at Yale and the Company has expanded the Phase III trial to include additional sites in Europe and the United States. The Company also plans to evaluate Promycin in other tumor types.

     The Company has obtained an exclusive license from Yale for the data regarding Yale's research on Promycin and the clinical studies of Promycin conducted by Yale. Because composition of matter patent protection is unavailable for Promycin, the Company has received Orphan Drug status with respect to Promycin.

         Alkylating Agent Prodrugs. Alkylating agents are used to treat a variety of cancers, with different alkylating agents being used to treat different malignancies. These drugs are highly reactive (i.e., react with a number of different types of cells) and, as a consequence, cause undesirable side effects. This reactivity may be controlled by converting alkylating agents to prodrug forms. This conversion is accomplished by the attachment of a prodrug component to the alkylating agent so as to block the reactivity of the compound. The prodrug component can be designed to be released by a variety of enzymes found predominantly in tumors or in the area surrounding the tumor cells. Cleavage of the prodrug component from the alkylating agent, so as to restore the reactivity of the alkylating agent, occurs within the target tumor or in the area surrounding the tumor, thus permitting greater tumor selectivity and activity and lowering the potential for toxicity.



                                       17




         The Company has licensed several classes of alkylating agent prodrugs from Yale, including certain prodrugs which are the subject of three issued patents. Each of these alkylating agent prodrugs may target a unique property of a cancer cell, thereby destroying it. The Company is in the process of evaluating several lead candidates for development. Each of these alkylating prodrugs may target a unique property of a cancer cell, thereby destroying it. The Company intends to extend its preclinical studies, which will include analytical studies, formulation and toxicological evaluation, and, if successful, intends to file an Investigational New Drug Application (IND).

         Novel Nucleoside Analogs. Antimetabolites are anticancer and antiviral agents which resemble natural cellular metabolites and therefore interfere with natural metabolic processes. Certain of the more significant antimetabolites inhibit the function of enzymes which are necessary for the synthesis of nucleotides (which are the building blocks of DNA and RNA) and therefore inhibit cell growth. Pursuant to the Yale/OncoRx Agreement, the Company has licensed from Yale a patent application relating to the nucleoside analog 3-TC and its use as an anti-hepatitis B virus ('HBV') agent, and several patent applications relating to the nucleoside analogs (beta)-L-FddC and (beta)-L- Fd4C and their use as anti-HBV agents. These nucleoside analogs are antimetabolites and have shown, in early preclinical studies, the ability to inhibit the replication of HBV. HBV is a causative agent of both acute and chronic forms of hepatitis which affects about 300 million people worldwide. HBV also predisposes its victims to the development of liver cancer. At present, no clinically useful drug is on the market for the treatment of HBV infections.

         The Company is aware of numerous patent applications and/or patents owned by third parties that also relate to 3-TC and (beta)-L- FddC, and/or their uses as anti-HBV agents. The Company cannot predict whether its or its competitors' patent applications will result in valid patents being issued. See '--Patents, Licenses and Trade Secrets.' In October 1996 the U.S. Patent and Trademark Office issued a patent to Yale University covering the composition of matter and method of use of (beta)-L-Fd4C for treating HBV, and Yale has licensed to the Company exclusive worldwide rights to the patent including the use of (beta)-L-Fd4C for the treatment of HBV and AIDS. Due to the resources required, the Company intends to seek a strategic partner to further develop these anti-HBV agents.

         Ribonucleotide Reductase Inhibitors. The conversion of ribonucleotides to deoxyribonucleotides, which is catalyzed by ribonucleotide reductase, is a critical step in the synthesis of DNA in cells. If DNA is not synthesized, cells cannot replicate. The Company believes that a strong inhibitor of ribonucleotide reductase which targets cancer cells could act as a therapeutic agent. The Company has initiated a program to develop inhibitors of ribonucleotide reductase based on technology developed by Dr. Sartorelli and licensed under the Yale/OncoRx Agreement. The Company has licensed from Yale patented technology related to ribonucleotide reductase inhibitors. The Company has not yet undertaken toxicity tests and additional research is necessary to determine if the inhibitors tested have sufficient specificity in cancer cells. However, preclinical evaluation has demonstrated broad spectrum activity in animal models and one product candidate, 3-AP (OCX-0191) has been chosen for development. If preclinical studies including analytical studies, formulation and toxicological evaluation are successful, the Company will proceed to an IND filing.

         TAPET. TAPET stands for Tumor Amplified Protein Expression Therapy, an enabling platform technology featuring a novel gene therapy vector for the treatment of cancer. Originated at Yale University and advanced at Vion and Yale with Vion's sponsorship, the TAPET system uses genetically-engineered bacteria as vectors to deliver prodrug converting enzymes and genes that are capable of regulating cell growth in tumor tissue. Screened for their significant activity in tumors, TAPET organisms selectively target and infect tumors, rapidly multiplying in them by several orders of magnitude relative to normal tissue. The microorganisms have been designed to be highly selective for tumor tissue, greater than in normal tissue, and as an additional safeguard, the possibility for infection of normal tissue has been attenuated by bioengineering the organisms. The organisms are also sensitive to a broad spectrum of commonly used antibiotics. Tumor localization has been shown in animal models



                                       18


using TAPET strains in 12 tumor models including models of melanoma, breast, lung, colon, renal and liver cancer. Having developed this vector, the expression of multiple genes that are capable of regulating prodrug converting enzymes has been achieved. For example, the program has demonstrated in vivo activity for a bacterial strain which expresses the herpes simplex virus thymidine kinase gene for the conversion of ganciclovir to its toxic phosphorylated forms. As a platform technology, Vion is developing a portfolio of TAPET organisms for itself and potential partners to deliver prodrug converting enzymes and/or cytokines to tumors. The Company believes that TAPET is unique in its ability to target solid tumor tissue and the vector's ability reproduce at high levels within tumor tissue. Vion is developing TAPET towards human clinical trials.

         Other Programs. The Company also intends to pursue other research and development projects leading to the development of anticancer therapeutics. The Company intends to seek collaborations with academic institutions, including additional arrangements with Yale, to obtain additional rights. The Company believes that its relationship with Dr. Sartorelli and Dr. Yung- Chi Cheng of Yale, both of whom are on the Company's Scientific Advisory Board, may provide the Company with the ability to obtain rights in connection with work being done in their laboratories. However, the Yale/OncoRx Agreement only granted to the Company rights to specific technologies and the Company does not have any right to obtain a license to any of the work being conducted in their laboratories and any such rights would be subject to reaching an agreement with Yale as to the terms of such license.



IN-LICENSING PROGRAM

         As part of the Company's strategy, the Company also intends to in-license or acquire rights to niche oncology-related products which the Company believes can be commercialized in the near-term (24-36 months). The
Company believes that there should be products available for in-licensing because larger pharmaceutical companies generally pursue products only if they believe that such products will provide a source of substantial revenues and therefore will discontinue developing or promoting products which have smaller potential markets. In many cases, the Company believes that these products may be ready for marketing without significant additional expense or development activities and can provide a source of revenues for the Company in the near term. The objective of this strategy is to generate revenues to help support the Company's infrastructure while the Company pursues research and development projects which, if successful, are not expected to produce any material revenues for a significant number of years. Through its in-licensing program, the Company intends to target products which can be distributed through a sales and marketing team which the Company plans to establish to target the oncology market. In connection with this strategy, the Company has identified certain products and technologies which it intends to develop and market. However, there can be no assurance that any required FDA marketing clearances or approvals can be obtained on a timely basis, if at all.

         Hydrogel Polymer. The Company has entered into an agreement with PMP, Inc. pursuant to which the Company has exercised an option for an exclusive license to purchase from PMP the raw material, and to market, distribute and sell in North America, a proprietary polymer-based hydrogel wetting agent. The $10,000 option exercise fee was paid to PMP on November 2, 1995 and represents fully paid up license fees and royalties, with no further payments due from Vion. The product has been formulated as an oral spray, gel and lozenge with mucoadhesive properties for the treatment of mucositis (an inflammation of the oral mucosa) and xerostomia (dryness of the mouth and lips), which commonly occur in individuals receiving cancer chemotherapy and certain radiation therapies. Mucositis and xerostomia are both conditions which can cause pain and discomfort and can be sufficiently severe so as to require a limitation on the chemotherapy dose. A number of other products are currently being marketed to treat these conditions. The proposed product, which is expected to be marketed over-the-counter with a distribution approach aimed at oncology doctors and clinics, has not yet received FDA clearance or approval and there can be no assurance that it ever will. However, there is a possibility that, if the product is substantially equivalent to other products on the market, it could obtain 510(k) marketing clearance as a medical device.



                                       19



         Termination of Response GM Agreement. On August 30, 1996, Response Biomedical Corp. and the Company mutually agreed to terminate a Sales and Distribution Agreement pursuant to which the Company was to have been the sole and exclusive distributor in the United States and Canada of Response's WhiteCounts (formerly the Response GM) point-of-care white blood cell monitor in the oncology marketplace. WhiteCounts, designed as a hand-held granulocyte (white blood cell) monitoring device, is not patented in the United States and had not received FDA 510(k) clearance or premarket approval to be marketed as a professional use device in the United States. Under the terms of the former agreement, the Company would have been required to conduct, at its expense, clinical testing in order to receive such FDA approval. The Company would have also been required to pay up to an aggregate of $725,000 to Response Biomedical Corp. based on the achievement of certain milestones, with most of the payments due after FDA approval.

OTHER POTENTIAL PRODUCT CANDIDATES

         In addition, the Company has two additional product candidates, described below. The Company intends to explore outlicensing or other corporate partner strategies for these technologies.

         Melasyn(TM). Pursuant to a license agreement with Yale (the Melasyn License), the Company has obtained rights to a synthetic form of melanin which the Company has named Melasyn. Melanin is a pigment formed by cells in the skin which gives skin its color and protects it from sun damage by absorbing ultraviolet rays. The Company is seeking opportunities to market Melasyn to cosmetics and other companies for possible use in self tanning and sunscreen products. The Company has entered into an agreement with Creative Polymers pursuant to which Creative Polymers has agreed to be the exclusive selling agent for Melasyn and will be entitled to 20% of the net sales of Melasyn.

         The Company has also funded research projects relating to synthetic melanin for use in cosmetics, as well as compounds to control pigmentation and chemotherapeutic products for treating melanoma. To date, such research has not provided any other products or product candidates which the Company presently plans to pursue, although the Company still has substantial financial commitments to Yale pursuant to such agreement. See '--Sponsored Research and License Agreements.'

         Drug Delivery Technology. In July 1994, the Company entered into a sponsored research and an option agreement with Berkeley, pursuant to which the Company is sponsoring research at Berkeley being conducted in the laboratory of Dr. Mauro Ferrari regarding microfiltration and drug delivery technology. The Company has an exclusive option to negotiate an exclusive license for any resulting product. Dr. Ferrari and his research associates at Berkeley have been working on techniques for micromanufacturing silicon filters with controlled pore sizes and geometries. At present, there is no source of inorganic membrane filters having geometrically defined submicron-sized pores. If Dr. Ferrari's technology functions in accordance with his theories, the Company believes that this microfabrication technology will produce such membrane filters. The Company is currently evaluating promising applications for this microfabrication technology. Potential applications include bioseparation filters and use as a drug delivery device. The Company's current strategy for commercializing this microfabrication technology will be to continue to evaluate opportunities for its applications and actively pursue collaboration alternatives. See '--Sponsored Research and License Agreements.'

COLLABORATIVE ARRANGEMENTS

         The Company intends to seek collaborative agreements with pharmaceutical or biotechnology companies to develop certain of its product candidates. The Company believes that these arrangements will permit the Company to develop certain of its product candidates without incurring the substantial costs associated with development and may also provide an additional source of financing.

SPONSORED RESEARCH AND LICENSE AGREEMENTS

         Yale/OncoRx Agreement. Pursuant to a License Agreement dated August 31, 1994, as amended November 15, 1995, Yale granted to Vion an exclusive, non-transferable, worldwide license to make, have made, use, sell and practice certain inventions and research for therapeutic and diagnostic


                                       20



purposes. The licensed technology includes the five core technologies on which the Company initially intends to focus. See '--Research and Development.' The term of the license is the expiration of any patents relating to any inventions or, with respect to non- patented inventions or research, 17 years. Yale has retained the right to make, use and practice the inventions and research for non-commercial purposes. The Yale/OncoRx Agreement also provides that if Yale, pursuant to its own research, identifies potential commercial opportunities for the inventions and research, Yale will give the Company a first option to negotiate a commercial license for such commercial opportunities. Pursuant to the Yale/OncoRx Agreement, the Company issued to Yale 159,304 shares of common stock, granted certain registration rights to Yale with respect to these shares of Common Stock and made a payment of $50,000. In addition, Yale is entitled to royalties on sales, if any, of resulting products and sub-licensing revenues and, with regard to one patent, milestone payments based on the status of clinical trials and regulatory approvals. The Company has agreed with Yale that the Company will plan and implement appropriate research and development with respect to commercialization of products based on the licensed inventions and research. In the event that the agreement is terminated for breach, all rights under licenses previously granted terminate. Accordingly, a default as to one product could affect the Company's rights in other products.

         Subsequent to entering into the Yale/OncoRx Agreement, the Company paid $345,000 as unrestricted grants to fund certain research at Yale, including research in Dr. Cheng's laboratory. The Company made additional unrestricted grants to Yale of $345,000 in November 1995 and November 1996 for continued support of this research. There can be no assurance that these funds will be used to conduct research relating to products which the Company desires to pursue. Additionally, to the extent that such research results in technologies not covered by the Yale/OncoRx Agreement, the Company may be unable to utilize such technologies unless it negotiates additional license agreements.

         Yale/MelaRx Agreement. Pursuant to a Research Agreement dated September 23, 1988, as amended and restated as of August 1, 1992, Yale has agreed to perform a research program under the supervision of Dr. John Pawelek, while he is employed by Yale. The research program has primarily involved synthetic melanin and products designed to control the effects of ultraviolet radiation. In addition, under the Company's TAPET program, Dr. Pawelek is conducting certain research regarding the use of a bacterial vector in connection with genetic therapy for melanoma. The Company has agreed to reimburse Yale for its direct and indirect costs in connection with the research program in an amount currently equal to $856,211 per year (subject to increase by up to 5% per year). Except to the extent of inventions made solely by the Company's employees, Yale will be the owner of any inventions resulting from the research and the Company will have an option to obtain an exclusive license (to the extent Yale has the right to grant such a license) with respect to the inventions. The Company and Yale entered into a License Agreement dated December 15, 1995 pursuant to which the Company received a non-transferable worldwide exclusive license to three inventions relating to gene therapy for melanoma. Pursuant to this agreement the Company has agreed to pay Yale a $100,000 fee not later than June 15, 1997, plus milestone payments based on the status of clinical trials and regulatory approvals. In addition, Yale is entitled to royalties on sales, if any, of resulting products and sub-licensing revenues. The Yale/MelaRx Agreement is for a term ending June 30, 1998, subject to earlier termination by the Company if Dr. John W. Pawelek is no longer the principal investigator and subject to the Company's right to terminate its participation on one year's notice if its economic circumstances make it impracticable and unfeasible to provide funding for the research.

         Pursuant to the Yale/MelaRx Agreement, Yale and the Company have entered into five license agreements which grant the Company exclusive licenses to make, use, sell and practice the inventions covered by certain patents. Each such license agreement requires the Company to pay to Yale royalties based on a percentage of net sales of the products covered and sublicensing income. In addition, the licenses provide that they are terminable in the event the Company does not exercise due diligence in commercializing the licensed technology.

         University of California, Berkeley. In July 1994, MicroFab BioSystems, Inc. ('MicroFab'), a subsidiary of the Company, entered into a Sponsored Research Agreement with Berkeley pursuant to which MicroFab agreed to sponsor research conducted by Dr. Ferrari at Berkeley through June 30,


                                       21



1996. In November 1995, the Company amended the sponsored research agreement with Berkeley, increasing the amount of sponsorship to $1,208,236 through August 31, 1996. The Company agreed to an extension of the agreement through February 28, 1997 at a total level of funding of $250,000 and subsequently extended the agreement until July 15, 1997 for an additional $97,000. To the extent Berkeley has a legal right to do so, and to the extent MicroFab has paid all direct and indirect costs of the research, including a proportionate share of the principal investigator's salary, Berkeley has agreed to negotiate in good faith with respect to one or more licenses with MicroFab in accordance with the Option Agreement (as is described below).

         Under the Option Agreement which was entered into simultaneously with the Sponsored Research Agreement, Berkeley granted to the Company an option to negotiate in good faith an exclusive license to Berkeley's patent rights to three inventions relating to microfabricated particle filters and microfabricated capsules for immunological isolation of cell transplants. MicroFab paid Berkeley a non-refundable option payment of $30,000 for the three inventions covered by the Option Agreement, which option expired in July 1995. MicroFab exercised a right to elect to renew the Option Agreement for one additional one-year period and paid Berkeley an additional $30,000 for the exercise of this option. The Option Agreement expired July 25, 1996, but was extended through July 15, 1997 at no additional cost to the Company. It provides that a license agreement entered into pursuant to the Option Agreement would be an exclusive license, with right to grant sublicenses, to make, have made, use and sell licensed products for medical and human pharmaceutical applications in all countries where Berkeley has patent rights. The Option Agreement provides that each license agreement would provide for a non-refundable license fee as well as a royalty based on net sales. There can be no assurance that the parties will be able to agree on terms of a license agreement which are satisfactory to the Company. Pursuant to a separate agreement, Dr. Ferrari has been retained as a consultant by the Company for a two-year term commencing June 1, 1996 at an annual rate of $48,000 per year subject to certain adjustments. In connection therewith, Dr. Ferrari was issued 10% of the common stock of MicroFab.

COMPETITION

         Competition  in the  biopharmaceutical  industry  is intense  and based significantly  on scientific and  technological  factors,  the  availability  of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain governmental approval for testing, manufacturing and marketing. Moreover, the biopharmaceutical industry is characterized by rapidly evolving technology that could result in the technological obsolescence of any products developed by the Company. The Company competes with specialized biopharmaceutical firms in the United States, Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Most of the Company's competitors have substantially greater financial, technical and human resources than the Company and may be better equipped to develop, manufacture and market products. In addition, many of these companies have extensive experience in preclinical testing and human clinical trials and in obtaining regulatory approvals. These companies, as well as academic institutions, governmental agencies and private research organizations, also compete with the Company in recruiting and retaining highly qualified scientific personnel and consultants.

         Existing therapies to treat cancer have varying degrees of success. Many products are under development by competitors for the treatment of cancer, some of which may compete directly with the Company's proposed products. Some of these product candidates may be in advanced stages of clinical trials. The existence of these products, or other products or treatments of which the Company is not aware, or products or treatments that may be developed in the future, may adversely affect the marketability of products developed by the Company. There can be no assurance that research and development by others will not render the Company's potential products obsolete or uneconomical or result in treatments or cures superior to any therapy developed by the Company, or that any therapy developed by the Company will be preferred to any existing or newly developed technologies.

         The timing of market introduction of some of the Company's potential products or of competitor's products may be an important competitive factor. Accordingly, the relative speed with which the Company can develop products, complete preclinical testing, clinical trials and regulatory approval processes and


                                       22



supply commercial quantities to market are expected to be important competitive factors. In addition, the Company may apply for Orphan Drug designation by the FDA for its proposed products. To the extent that a competitor of the Company develops and receives Orphan Drug designation and marketing approval for a drug to treat the same indication prior to the Company, the Company may be precluded from marketing its product for a period of seven years. See '--Government Regulation.'

PATENTS, LICENSES AND TRADE SECRETS

         The Company's policy is to protect its technology by, among other things, filing patent applications for technology which it considers important to the development of its business. The Company intends to file additional patent applications, when appropriate, relating to new developments or improvements in its technology and other specific products that it develops. The Company also relies on trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain its competitive position.

         In connection with the Yale/OncoRx Agreement, the Company is the exclusive licensee of three issued United States patents relating to its alkylating agent prodrug technology, including patents relating to novel sulfonylhydrazine methylating agents and their use for treatment of trypanosomiasis and cancer and to novel 1-alkyl-2-acyl-1,2-disulfonylhydrazines and their use for controlling neoplastic cell growth. The Company is also the exclusive licensee of a pending United States patent application relating to 3-TC and its use for the treatment of hepatitis B virus (HBV) infection, and of a number of pending United States and foreign patent applications relating to
(beta)-L-FddC and (beta)-L-Fd4C and their use for the treatment of HBV infection, as well as technology related to ribonucleotide reductase inhibitors.

         Competitors or potential competitors have filed applications for, or have been issued, patents and may obtain additional patents and proprietary rights relating to compounds or processes competitive with those of the Company. Accordingly, there can be no assurance that the patent applications licensed to the Company will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology; nor can there be any assurance that others will not obtain patents that the Company would need to license or circumvent.

         The Company is aware that patent applications, some of which have issued as patents, have been filed by IAF Biochem International, Inc., Emory University, Glaxo Group Limited and the University of Georgia Research Foundation, that relate to 3- TC, enantiomerically enriched racemic mixtures containing 3-TC, methods of preparation, and use of 3-TC or racemic mixtures containing 3-TC as an antiviral agent. Some of these patent applications have earlier filing dates than the patent applications licensed to the Company, and thus may prevent the Company from obtaining patent protection in the applications it has licensed.

         The Company is also aware that patent applications, some of which have issued as patents, have been filed by IAF Biochem International, Inc., and The Wellcome Foundation Limited of Unicorn House that relate to the use of 3-TC for the treatment of HBV infection. Some of these patent applications have earlier filing dates than the patent applications licensed to the Company, and thus may prevent the Company from obtaining patent protection in the applications it has licensed. The Company believes that it may be able to prove that it is entitled in its licensed applications to priority of invention for claims directed to the use of 3-TC as an anti-HBV agent. However, there is a substantial risk that the Company will not prevail in proving that it is so entitled, and that others will be awarded patent protection for such claims.

         The patent applications filed by third parties that relate to 3-TC will likely prevent the Company from obtaining product claims to 3-TC in the patent applications it has licensed. Furthermore, a third party is likely to obtain claims relating to 3-TC that may dominate the use of 3-TC as an anti-HBV agent (to treat HBV infection). The holder of such dominating patent claims would have the right to exclude the Company from making, using or selling 3-TC for any use, including as an anti-HBV agent. If the


                                       23



Company were able to obtain a patent with claims directed to the use of 3-TC as an anti-HBV agent, it would have the right to exclude others, including the holder of a dominating patent, only from using 3-TC as an anti-HBV agent. There can be no assurance that a license to such dominating patent will be available to the Company, or, if available, that such license can be obtained on reasonable terms.

         With  respect  to  (beta)-L-FddC,  the  Company  is aware  that  patent
applications   have  been  filed  by  Biochem   Pharma,   Inc.  that  relate  to
(beta)-L-FddC and its use as an anti-HBV agent. These patent application(s) claim priority to a United Kingdom patent application having a filing date earlier than the filing dates of all the applications relating to (beta)-L-FddC that have been licensed to the Company. In October 1996 the U.S. Patent and Trademark Office issued a patent to Yale University covering the composition of matter and method of use of (beta)-L-Fd4C for treating HBV, and Yale has licensed to the Company exclusive worldwide rights to the patent including the use of (beta)-L-Fd4C for the treatment of HBV and AIDS.

         Other third parties,  in addition to those  described  above,  may also
have  filed  patent   applications   relating  to  3-TC,   (beta)-L-   FddC  and
(beta)-L-Fd4C and/or their uses as anti-HBV agents.

         In connection with the Yale/MelaRx Agreement, the Company is the exclusive licensee of a number of issued United States and foreign utility patents and pending patent applications relating to synthetic melanins and methods for using synthetic melanins, including, such as, for sunscreening or self-tanning agents. Of the United States patents and patent applications, however, only two pending patent applications are relevant to the Company's Melasyn product(s). The Company has filed or plans to file corresponding applications relevant to the Melasyn products for patent protection in foreign countries. In addition, the Company is in the process of preparing and plans to file a patent application relating to new products and methods for diagnosing and/or treating various solid tumor cancers, including but not limited to melanoma.

         The Company or its licensors is prosecuting the patent applications licensed to the Company with the United States Patent and Trademark Office but the Company does not know whether any of its applications will result in the issuance of any patents or, if any patents are issued, whether any issued patent will provide significant proprietary protection or will be circumvented or invalidated. During the course of patent prosecution, patent applications are evaluated, inter alia, for utility, novelty, nonobviousness and enablement. The United States Patent and Trademark Office may require that the claims of an initially filed patent application be amended if it is determined that the scope of the claims include subject matter that is not useful, novel, nonobvious or enabled. Furthermore, in certain instances, the practice of a patentable invention may require a license from the holder of dominant patent rights. In cases where one party believes that it has a claim to an invention covered by a patent application or patent of a second party, the first party may provoke an interference proceeding in the United States Patent and Trademark Office or such a proceeding may otherwise be declared by the Patent & Trademark Office. In general, in an interference proceeding, the Patent and Trademark Office would review the competing patents and/or patent applications to determine the validity of the competing claims, including but not limited to determining priority of invention. Any such determination would be subject to appeal in the appropriate United States federal courts.

         There can be no assurance that additional patents for the Company's products will be obtained, or that issued patents will provide substantial protection or be of commercial benefit to the Company. The issuance of a patent is not conclusive as to its validity or enforceability, nor does it provide the patent holder with freedom to operate without infringing the patent rights of others. A patent could be challenged by litigation and, if the outcome of such litigation were adverse to the patent holder, competitors could be free to use the subject matter covered by the patent, or the patent holder may license the technology to others in settlement of such litigation. The invalidation of key patents owned by or licensed to the Company or non-approval of pending patent applications could create increased competition, with potential adverse effects on the Company and its business prospects. In addition, there can be no assurance that any application of the Company's technology will not infringe patents or proprietary rights of others so that, as a result of such infringement, licenses that might be required for the Company's processes or products would be available on commercially reasonable terms, if at all.


                                       24



         The Company cannot predict whether its or its competitors' patent applications will result in valid patents being issued. Litigation, which could result in substantial cost to the Company, may also be necessary to enforce the Company's patent and proprietary rights and/or to determine the scope and validity of others proprietary rights. The Company may participate in interference proceedings that may in the future be declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to the Company. There can be no assurance that the outcome of any such litigation or interference proceedings will be favorable to the Company or that the Company will be able to obtain licenses to technology that it may require or that, if obtainable, such technology can be licensed at a reasonable cost.

         The patent position of biotechnology and biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. To date, no consistent policy has emerged regarding the breadth of claims allowed in biotechnology and biopharmaceutical patents. Accordingly, there can be no assurance that patent applications owned or licensed by the Company will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology.

         The Company also expects to rely on unpatented technology, trade secrets and information and no assurance can be given that others will not independently develop substantially equivalent information and techniques or otherwise gain access to the Company's technology or disclose such technology, or that the Company can meaningfully protect its rights in such unpatented technology, trade secrets and information. The Company requires each of its employees, consultants and advisors to execute a confidentiality agreement at the commencement of an employment or consulting relationship with the Company. The agreements generally provide that all inventions conceived by the individual in the course of employment or in the providing of services to the Company and all confidential information developed by, or made known to, the individual during the term of the relationship shall be the exclusive property of the Company and shall be kept confidential and not disclosed to third parties except in limited specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's information in the event of unauthorized use or disclosure of such confidential information.

GOVERNMENT REGULATION

         Overview. Regulation by state and federal governmental authorities in the United States and foreign countries is a significant factor in the manufacture and marketing of the Company's products and in its ongoing research and product development activities. All the Company's products will require regulatory clearances or approvals prior to commercialization. In particular, drugs, biologicals and medical devices are subject to rigorous preclinical testing and other approval requirements by the FDA pursuant to the Federal Food, Drug and Cosmetic Act (the 'FDC Act') and the Public Health Service (PHS) Act and regulations promulgated thereunder, as well as by similar health authorities in foreign countries. Various federal statutes and regulations also govern or influence the testing, manufacturing, safety, labeling, packaging, advertising, storage, registration, listing and recordkeeping related to marketing of such products. The process of obtaining these clearances or approvals and the subsequent compliance with appropriate federal statutes and regulations require the expenditure of substantial resources. Any failure by the Company or its collaborators or licensees to obtain, or any delay in obtaining, regulatory approval could adversely affect the manufacturing and marketing of products being developed by the Company and its ability to receive product or royalty revenues. There can be no assurance that any required FDA or other regulatory approval will be granted or, if granted, will not be withdrawn.

         Drugs and Biologicals. Preclinical development of diagnostic and therapeutic drugs and biological products is generally conducted in the laboratory to evaluate the safety and the potential efficacy of a compound by relevant in vitro (e.g., cell culture) and in vivo (e.g., animal model) testing. When a product is tested prospectively to determine its safety for purposes of obtaining FDA approvals or clearances, such testing must be performed in accordance with good laboratory practices for nonclinical


                                       25


studies. The results of preclinical testing are submitted to the FDA as part of an investigational new drug application (IND). The IND must become effective, informed consent must be obtained from clinical subjects, and the study must be approved by an institutional review board (IRB) before human clinical trials can begin.

         Regulatory approval often takes a number of years and involves the expenditure of substantial resources. Approval time also depends on a number of factors, including the severity of the disease in question, the availability of alternative treatments and the risks and benefits demonstrated in clinical trials. Typically, clinical evaluation involves a three-phase process. In Phase I, clinical trials are conducted with a small number of subjects to determine the tolerated drug dose, early safety profile, proper scheduling, the pattern of drug distribution, absorption and metabolism. In Phase II, clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine efficacy, dose-response relationships and expanded evidence of safety. In Phase III, large-scale, multi-center, controlled clinical trials are conducted in order to (1) provide enough data for statistical proof of safety and efficacy, (2) compare the experimental therapy to existing therapies, (3) uncover any unexpected safety problems, such as side-effects, and (4) generate product labeling. In the case of drugs for cancer and other life- threatening diseases, the initial human testing is generally conducted in patients rather than in healthy volunteers. Because these patients are already afflicted with the target disease, it is possible that such studies will provide results traditionally obtained in Phase II trials. These trials are referred to as 'Phase I/II' trials.

         The results of the preclinical and clinical testing are submitted to the FDA either as part of a New Drug Application ('NDA') (for drugs) or a Product License Application ('PLA') (for biologics) for approval to commence commercial distribution. For a biological, the manufacturer generally must also obtain approval of an establishment license application (ELA). In responding to an NDA or PLA, the FDA may grant marketing approval, request additional information or deny the application if it determines that the application does not satisfy its regulatory approval criteria. A minimum of several years is generally required to obtain approval after submission of an NDA or PLA. There can be no assurance that approvals will be granted on a timely basis, if at all. The FDA also normally conducts a pre-approval inspection and other occasional inspections of an applicant's facilities to assure compliance with current good manufacturing practices. Further, stringent FDA regulatory requirements continue after a product is approved for marketing, and changes to products or labeling can require additional approvals. If products are approved for marketing, the Company will be subject to stringent post-marketing requirements, and there can be no assurance that regulatory or enforcement action will not occur, which would potentially limit the Company's ability to market its products.

         The Company also will be subject to widely varying foreign regulations governing clinical trials and pharmaceutical sales. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing of the product in those countries. The approval process varies from country to country and the time may be longer or shorter than that required for FDA approval. The Company intends, to the extent possible, to rely on foreign licensees to obtain regulatory approval for marketing its products in foreign countries.

         Orphan Drug Designation. Under the Orphan Drug Act, a developer may obtain designation by the FDA of a drug or biologic as an 'orphan' drug for a particular indication. Orphan Drug designation is granted to drugs for rare diseases or conditions, including many cancers, with a prevalence of less than 200,000 cases in the U.S. The sponsor of a drug that has obtained Orphan Drug designation and which is the first to obtain approval of a marketing application for such drug is entitled to marketing exclusivity for a period of seven years for the designated indication. This means that no other company can market the same Orphan Drug for the same indication approved by the FDA for seven years after approval unless such company proves its drug is clinically superior or the approved Orphan Drug marketer cannot supply demand for the drug. Legislation is periodically considered which could significantly affect the Orphan Drug law. In particular, hearings have been held which would establish a 'sales trigger' under which, if cumulative net sales of an Orphan Drug exceed $200 million, marketing exclusivity will be withdrawn from the sponsor of the drug and other manufacturers will be permitted


                                       26


to enter the market. The Company has received Orphan Drug designation for Promycin and intends to seek this designation for other products where appropriate. There can be no assurance that future changes to the Orphan Drug Act would not diminish the value of any orphan drug designation obtained by the Company.

         Drugs for Life Threatening Illnesses. FDA regulatory procedures established in 1988 are intended to speed further the availability of new drugs intended to treat life-threatening and severely debilitating illnesses. These procedures provide for early and continuous consultation with the FDA regarding preclinical and clinical studies necessary to gain marketing approval. This regulatory framework also provides that if Phase I results are promising, Phase II clinical trials may be designed that obviate the need for lengthy, expensive Phase III testing. The Company believes that its proposed anticancer products might qualify for this regulatory procedure. Notwithstanding the foregoing, approval may be denied by the FDA or traditional Phase III studies may be required. The FDA may also seek the Company's agreement to perform post-approval Phase IV studies.

         The FDA has announced that the accelerated approval concept is being expanded for cancer drugs. The proposed changes are designed to speed drug approvals by requiring less extensive preapproval testing in some circumstances. Specifically, the FDA has stated that it may approve these drugs based on the basis of surrogate markers. 'Partial responses,' such as a drug's effectiveness at short-term tumor shrinkage, that the FDA believes are clear indicators of therapeutic effect, would be sufficient to demonstrate efficacy for these drugs. This is in contrast to requiring the traditional 'full-endpoint' measures of improved survival or quality of life. Other provisions of the new initiatives include proactive solicitation by the FDA of expanded access filings for foreign- approved cancer agents and greater patient representation on the FDA's Oncology Drugs Advisory Committee. Although agency officials have estimated that the changes will reduce by as much as a year the normal development time for most cancer drugs, it is uncertain whether and how these initiatives will actually be implemented by FDA and whether they will have a significant impact on the approval process for cancer drugs.

         Medical Devices. Pursuant to the 1976 and 1990 Amendments to the FDC Act and the regulations promulgated thereunder, the FDA regulates the testing, manufacture, distribution and promotion of medical devices in the United States. Various states and foreign countries in which the Company's products may be sold in the future may impose additional regulatory requirements. Following the enactment of the Medical Device Amendments to the FDC Act in May 1976, the FDA classified medical devices in commercial distribution into three classes, Class I, II and III. Class I devices are those devices whose safety and effectiveness can be reasonably assured through general controls, such as adequate labeling, premarket notification, and adherence to the FDA's Good Manufacturing Practice ('GMP') regulations. Some Class I devices are further exempted from some of the general controls. Class II devices are those devices whose safety and effectiveness can be reasonably assured through the use of special controls, such as performance standards, post- market surveillance, patient registries, and other FDA guidelines, in addition to the general controls. If determined to be a Class II medical device under the Safe Medical Services Act of 1990, certain of the Company's proposed products are potentially subject to performance standards and other special controls that the FDA has the authority to establish. Currently, no such performance standards or special controls have been established. If any such performance standards are established, obtaining initial marketing clearance for its products or maintaining continued clearance will be dependent upon the Company's ability to satisfactorily comply with such standards or controls. Class III devices are devices which generally are invasive or life sustaining, but Class III also includes devices which are not similar enough to previously marketed devices to be marketed without a higher level of regulation. Class III devices generally must receive premarket approval by the FDA to ensure their safety and effectiveness.

         If a manufacturer or distributor of medical devices can establish that a new device is 'substantially equivalent' to a legally marketed Class I or Class II medical device, or another device the FDA has determined to be substantially equivalent to a pre-1976 device, or to a Class III medical device for which the FDA has not required premarket approval, the manufacturer or distributor may seek FDA marketing clearance for the device by filing a 510(k) notification. The 510(k) notification and the claim of substantial equivalence will almost certainly have to be supported by various types of data indicating



                                       27



that the device is as safe and effective for its intended use as a legally marketed predicate device. Clinical data is not always required for a 510(k), but can be requested by the FDA, and is becoming a more common request. If human clinical trials of a proposed device are required, and the device presents 'significant risk,' the manufacturer or distributor of the device will have to file an investigational device exemption ('IDE') application with the FDA prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and mechanical testing. If the IDE application is approved, human clinical trials may begin at the specific number of investigational sites including the number of patients approved by the FDA. Sponsors of clinical trials may be permitted to sell the devices distributed in the course of the study provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. No promotion or test marketing is permitted for an investigational device.

         Following submission of the 510(k) notification, the manufacturer or distributor may not place the device into commercial distribution until the FDA determines that the device is 'substantially equivalent' to another legally marketed device, and allows the proposed device to be marketed in the United States. The FDA may, however, determine that the proposed device is not substantially equivalent, or may require further information, such as additional test data, before the FDA is able to make a determination regarding substantial equivalence.

         If a manufacturer or distributor cannot establish to the FDA's satisfaction that a new device is substantially equivalent, the manufacturer or distributor may seek premarket approval ('PMA') or reclassification of the device. A PMA application would have to be submitted and be supported by extensive data, including preclinical and clinical trial data, to demonstrate the safety and efficacy of the device, as well as manufacturing and quality control data, proposed labeling, advertising, operating directions and other information. There can be no assurance that a PMA, if submitted, would be approved by the FDA in a timely manner, or at all. Further, after a device is permitted to be marketed via a 510(k) or PMA approval, changes to the device, to components or accessories, the manufacturing process, or its labeling may require additional clearances or approvals by the FDA. Additionally, the Company would be subject to stringent post-marketing requirements and there can be no assurance that regulatory or other enforcement action would not occur, having a potential adverse impact on its ability to market its products.

MANUFACTURING AND MARKETING

         The Company has no experience in manufacturing or marketing products and has not yet commercially introduced any products. The Company does not now have resources to manufacture or market on a commercial scale any products that it may develop. To be successful, the Company's products must be manufactured in commercial quantities in compliance with regulatory requirements and at acceptable costs. Initially, the Company intends to manufacture products through contracts with manufacturers and believes that contract manufacturing will be readily available. In the event that the Company decides to establish a manufacturing facility, the Company will require substantial additional funds and will be required to hire and retain significant additional personnel and comply with the extensive GMP regulations mandated by FDA which are applicable to such a facility.

         The Company intends to develop a sales force targeting oncology doctors and clinics to market its products. Development of a sales force is an important component of the Company's inlicensing strategy. The Company currently has no marketing or sales staff and there can be no assurance that the Company will be able to establish such a sales force or be successful in gaining market acceptance for its products.

HUMAN RESOURCES

         As of May 15, 1997, the Company had 29 full-time employees, including 22 scientists and technicians. The Company believes its present staffing level is adequate for its current plan of operations but it intends to hire at least two additional employees in research and development positions. The Company's employees are not covered by any collective bargaining agreement.



                                       28



PROPERTIES

         The Company is currently leasing approximately 17,000 square feet of office and laboratory space on two floors of a building at 4 Science Park, New Haven, Connecticut. The lease is for a three-year term ending in 1999 at a rental of $180,000 per year, with a right to renew for an additional three years. The Company believes that its current space will meet the Company's requirements for the foreseeable future.

LEGAL PROCEEDINGS

     The Company is not currently a party to any legal proceeding.











                                       29



                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names and positions of the executive officers and directors of the Company.


Name                             Position
------------------------------   -------------------------------

William R. Miller.............   Chairman of the Board
John A. Spears................   President, Chief Executive
                                 Officer and Director
Terrence W. Doyle, Ph.D.......   Vice President--Research & Development
Thomas E. Klein...............   Vice President--Finance and
                                 Chief Financial Officer
Thomas Mizelle................   Vice President--Operations
Alan C. Sartorelli, Ph.D......   Director, Chairman of the
                                 Scientific Advisory Board
Michel C. Bergerac............   Director
Frank T. Cary.................   Director
A.E. Cohen....................   Director
James L. Ferguson.............   Director
Michael Kent..................   Director
E. Donald Shapiro.............   Director
Walter Wriston................   Director

     William R. Miller, age 69, has been the Chairman of the Board of the Company since the Merger and was Chairman of the Board of Old OncoRx from February 2, 1995 until the Merger. From 1964 until his retirement in 1991, Mr. Miller held various positions with the Bristol-Myers Squibb Company, including Vice Chairman of the Board commencing in 1985. Mr. Miller also served on the Board of Directors of the Pharmaceutical Manufacturers Association from 1982 until 1990 and was the Chairman of the Board from 1986 to 1987. Mr. Miller is currently Chairman of the Board of SIBIA Neurosciences, Inc. and a director of Imclone Systems Incorporated, Isis Pharmaceuticals, Inc., St. Jude Medical, Inc., Transkaryotic Therapies, Inc., Westvaco Corporation and Xomed Surgical Products. He is also a director of various private companies.

     John A.  Spears,  age 47,  has  been  the  Company's  President  and  Chief
Executive Officer and a director since the Merger and from April 1993 until January 1995 and served in the same capacities for Old OncoRx from January 1, 1995 until the Merger in April 1995. From March 1989 to April 1993, Mr. Spears was a Senior Vice President and a Vice President at Immunex Corporation.

     Terrence W. Doyle, Ph.D., age 54, has been the Company's Vice President of Research and Development since the Merger and served in the same capacity for Old OncoRx from January 1994 until the Merger. Mr. Doyle was an employee of the Bristol Myers Squibb Company ('Bristol Myers') from 1967 to 1993. From 1990 to 1993, Mr. Doyle was an Executive Director with Bristol Myers. Mr. Doyle is the original holder of 41 U.S. patents for anti-infective, anti-inflammatory and antitumor agents and the author of over 100 published research articles and abstracts on cancer chemotherapy.

     Thomas E. Klein, age 48 has been the Company's Vice President--Finance and Chief Financial Officer since October 1995. From 1988 to 1994, Mr. Klein was Director of Finance and Treasurer of Novo Nordisk of North America, Inc.

     Thomas Mizelle, age 46, has been the Company's Vice President of Operations since the Merger and has been the Company's Secretary since October 1995. Prior to the Merger, Mr. Mizelle was Vice President of Business Development since August 1994. From May 1990 to June 1994, Mr. Mizelle served as Senior Vice President, Director of Sales and Vice President of Sales and Marketing of Immunex Corporation.



                                       30



     Michel C. Bergerac, age 65, has been a director of the Company since August 1992. Since November 1985 he has been the Chairman of M.C. Bergerac & Co., Inc., an investment advisory firm. From 1974 through November 1985, he was the Chairman of the Board, President and Chief Executive Officer of Revlon, Inc. He is currently a director of Chemical Bank.

     Frank T. Cary, age 76, has been a director of the Company since the Merger. Mr. Cary also serves as a director of Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lincare, Inc. and SPS Transaction Services, Inc. In 1973 he was elected Chairman of the Board of IBM and served as Chief Executive Officer of IBM from 1973 to 1981. Mr. Cary is an Honorary Trustee of the Brookings Institution, a Graduate Member of the Business Council, and a Trustee Emeritus at the Massachusetts Institute of Technology.

     A.E. Cohen, age 61, has been a director of the Company since August 1992 and is presently a private consultant for the pharmaceutical industry. He was Senior Vice President of Merck & Company, Inc. from 1982 through 1991 after serving as President of Merck Sharpe Dohme International for approximately five years and in other capacities at Merck and its affiliates for more than 20 years. Mr. Cohen is a director of Akzo Nobel N.V., Agouron Pharmaceuticals, Inc., Immunomedics, Inc., Teva Pharmaceutical Industries, Ltd., Neurobiological Technologies Inc. and Vasomedical, Inc.

     James L. Ferguson, age 71, has been a director of the Company since November 1995. Mr. Ferguson also serves as a director of ICOS Corporation and was Chairman of the Board of General Foods Corporation from 1974 until 1989 and President from 1973 to 1977.

     Michael Kent, age 57, has been a director of the Company since the Merger and founded Old OncoRx in May 1993. Mr. Kent is the President of Kent, Reynolds and Stuart, a consulting firm, and has been involved in the creation of a number of biotechnology companies, including Nova Pharmaceutical Corporation, Celgene Corporation, Neurogen Corporation, Biopure Corporation, Pathogenesis Corporation, Texas Biotechnology Corporation and ICOS Corporation.

     Dr. Alan C. Sartorelli, age 65, is a director of the Company and Chairman of its Scientific Advisory Board and served as Chairman of the Old OncoRx Scientific Advisory Board from May 1993 until the Merger. Dr. Sartorelli was the Chairman of the Department of Pharmacology of the Yale University School of Medicine from 1977 to 1984 and Director of the Yale Comprehensive Cancer Center from 1984 to 1993. Dr. Sartorelli holds or has held the following positions:
President of the Association of the American Cancer Institutes; President of the American Association for Cancer Research; Chairman of the Special Review Committee of the National Cancer Institute Outstanding Investigator Grant Applications; Chairman of the Selection Committee for the Bristol-Myers Squibb Award for Distinguished Achievement in Cancer Research; Executive Editor of Biochemical Pharmacology; Executive Editor of Pharmacology and Therapeutics; Editor-in-Chief of Oncology Research; and 23 additional editorial positions on cancer related publications. Dr. Sartorelli has authored over 400 scientific publications and holds over 10 U.S.
and international patents.

     E. Donald Shapiro, age 65, has been a director of the Company since August 1992. Since 1983, he has been the Joseph Solomon Distinguished Professor of Law at New York Law School, and, prior thereto, was the Dean and Professor of Law at New York Law School. He has published numerous articles and book chapters covering a broad range of topics in the area of legal medicine. Mr. Shapiro is currently a director of Loral Corporation, Bank Leumi Trust Co., United Industrial Corporation, Vasomedical, Inc., Kranzco Realty Trust, Eyecare Products PLC, Telepad Corporation, Premier Laser Systems and Cafe USA.

     Walter Wriston, age 77, is a director of the Company. Mr. Wriston also serves as a director of Tandem Computers Inc., United Meridian Corporation, ICOS Corporation, York International Corporation, and Cygnus, Inc. Mr. Wriston retired as Chairman and Chief Executive Officer of Citicorp and its principal subsidiary, Citibank, N.A. in 1984 after having served as Chief Executive Officer for 17 years and in various other positions with the company for 38 years. Mr. Wriston has also served as Chairman of President Reagan's Economic Policy Advisory Board, was a member and former Chairman of the Business Council and was a former Co-Chairman and Policy Committee Member of the Business Roundtable.



                                       31


     Directors serve until the next annual meeting or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if a ny, under contracts of employment.

     The General Corporation Law of Delaware permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, with certain exceptions. The exceptions include a breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and each of the other executive officers who earned over $100,000 and were serving at the end of 1996, for services in all capacities to the Company, its subsidiaries and predecessors.







                                            SUMMARY COMPENSATION TABLE


                                               Annual Compensation                          Long-Term Compensation
                                               -------------------                          ----------------------
                                                                                                Awards
                                                                                               Options/             All Other
Name and Principal Position                  Year        Salary ($)         Bonus ($)          SARs (#)          Compensation ($)
---------------------------                  ----        ----------         ---------          --------          ----------------

John A. Spears-- President                   1996          $189,167           $70,500            15,000                $--
and Chief Executive Officer (1)              1995          $180,000      $         --           286,312                $--
                                             1994          $175,000      $         --                --                $--



Terrence W. Doyle-- Vice President-          1996          $154,167           $42,000            12,000                $--
Research and Development                     1995          $144,227      $         --               --                 $5,773(2)
                                             1994       $150,000(3)      $         --               --                 $--


Thomas E. Klein - Vice President             1996          $129,167           $36,000            37,000                $--
Finance and Chief Financial Officer(4)       1995           $31,250      $         --            75,000                $--
                                             1994          $     --      $         --                --                $--

Thomas Mizelle - Vice President-             1996          $154,167           $42,000            62,000                $--
Operations and Secretary                     1995          $158,000      $         --            50,000                $--
                                             1994           $37,500      $         --            37,500                $--

-------------------------------

(1)  The Company is a party to an  employment  agreement  with Mr.  Spears.  See
     "-Employment Agreements."

(2)  Represents 1994 taxes paid in 1995 on the amount accrued in note 3, below.

(3)  Includes $93,467 accrued during fiscal 1994 and paid in April 1995.

(4)  Mr. Klein joined the Company in October 1995.





                                       32


         The following table sets forth the grant of stock options made during the year ended December 31, 1996 to the persons named in the Summary Compensation Table:




                                                     OPTION GRANTS IN LAST FISCAL YEAR

                                                  % of Total Options
                          Number of Securities        Granted to
                               Underlying         Employees in Fiscal        Exercise
         Name                Options Granted           Period(1)               Price          Expiration Date
      ----------          --------------------    -------------------        --------         ---------------
John A. Spears........           15,000                  5.6%                 $4.1875             10/14/2006

Terrence W. Doyle.....           12,000                  4.4%                 $4.1875             10/14/2006

Thomas E. Klein.......           25,000                  9.3%                 $ 3.625             01/31/2006
                                 12,000                  4.4%                 $4.1875             10/14/2006

Thomas Mizelle........           50,000                  18.5%                $ 3.625             01/31/2006
                                 12,000                  4.4%                 $4.1875             10/14/2006


-------------------------------

(1) Computed based on an aggregate of 270,000 shares issuable upon exercise of options granted to employees during the year ended December 31, 1996.


     The following table sets forth information with respect to unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 1996. No stock options were exercised in 1996 by such persons.





                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES



                                             Number of Unexercised                  Value of Unexercised in-
                                          Options at Fiscal Year-End              the-Money Options at Fiscal
                                                      #                                    Year-End($) (1)
                                        ----------------------------------      --------------------------------

Name                                    Exercisable       Unexercisable         Exercisable        Unexercisable
----                                    -----------       -------------         -----------        -------------
John A. Spears....................         376,312            15,000             $919,199             $0

Terrence W. Doyle.................               0            12,000             $ ---                $0

Thomas E. Klein...................          18,750            93,250             $0                   $0

Thomas Mizelle....................          37,500           112,000             $22,187              $11,095

-------------------------

(1) Computed based upon the difference between the closing price of the Company's Common Stock on December 31, 1996 ($3.0625) and the exercise price.


EMPLOYMENT AGREEMENTS

         In January 1995, Old OncoRx entered into an Employment Agreement with John A. Spears, then its President and Chief Executive Officer. The employment agreement was assumed by the Company after the merger of Old OncoRx into a subsidiary of the Company. The agreement is for a term of three years. Prior to his employment with Old OncoRx, Mr. Spears was employed under a similar agreement with MelaRx, which agreement has been terminated. Mr. Spears receives an annual base salary of $180,000 increased annually by an amount no less than an annual cost of living adjustment. Pursuant to the Employment Agreement, Old OncoRx granted to Mr. Spears an option, which was assumed by the Company pursuant to the merger with Old OncoRx, to purchase 286,312 shares of Common Stock of the Company at a purchase price equal to $0.131 per share. The shares issuable upon exercise of the options are subject to a right in favor of the Company to repurchase such shares at their cost (i.e., the exercise price) in the event Mr. Spears' employment with the Company is terminated. Such right will expire as to 25% of such shares on each of the first four annual anniversaries of the date of the option grant. The Company also has the right, at any time after January 1996, to terminate the employment agreement without cause upon 10 days notice to Mr. Spears and upon payment by the Company to Mr. Spears, in a single lump sum on the termination date, of an amount equal to one year's base salary.


                                       33




COMPENSATION OF DIRECTORS

     Directors are reimbursed for expenses actually incurred in connection with each meeting of the Board of Directors or any Committee thereof attended. The Company also pays the Chairman of the Board $2,000 per meeting of the Board attended and each other non-employee director $1,000 for each such meeting attended. Certain directors are also entitled to automatic grants of options under the Company's Amended and Restated 1993 Stock Option Plan (the 'Plan'). See '--Directors' Options.'

         On August 16, 1995, the Company entered into a consulting agreement with Kent, Reynolds and Stuart ("KR&S"), pursuant to which KR&S was to assist the Company in hiring a Chief Financial Officer and filling another senior management position. In addition, KR&S is obligated to assist the Company in joint ventures and other business relationships. Michael Kent, a director of the Company, is a principal of KR&S. In 1996, the Company paid KR&S an aggregate of $120,000 under its consulting agreement, which terminated on December 31, 1996.

         On September 29, 1995, the Company entered into a consulting agreement with Dr. Alan Sartorelli, who is also a director of the Company. The agreement has an initial term of five years and will be renewed for an additional year unless one the parties notifies the other in writing to the contrary. Dr. Sartorelli is obligated to provide advisory services in the areas of oncology and pharmacology relating to evaluation, development and commercialization of technologies, the acquisition of proprietary rights and obtaining government approvals. The agreement provides for an annual fee of $48,000 to be paid to Dr. Sartorelli and contains certain confidentiality restrictions. In 1996, Dr. Sartorelli received an aggregate of $48,000 under his consulting agreement.


DIRECTORS' OPTIONS

     The provisions of the Company's Amended and Restated 1993 Stock Option Plan (the 'Plan') provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ('Director Options') to directors of the Company who are not employees or principal stockholders of the Company ('Eligible Directors'). Eligible Directors of the Company elected after August 1995 will be granted a Director Option to purchase 20,000 shares of Common Stock on the date such person is first elected or appointed a director (an 'Initial Director Option'). Further, commencing on the day immediately following the date of the annual meeting of stockholders during the Company's fiscal year ending December 31, 1996, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 5,000 shares of Common Stock ('Automatic Grant') on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Director Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors.

         During the fiscal year ended December 31, 1996, Messrs. Miller, Bergerac, Cary, Cohen, Shapiro and Wriston were each granted ten year options under the Plan to purchase 5,000 shares of Common Stock, respectively, each at an exercise price of $4.625 per share. John A. Spears, a director who also serves as the Company's President and Chief Executive Officer was granted a ten year option under the Plan to purchase 15,000 shares of Common Stock at an exercise price of $4.1875 per share.



                                       34




                              CERTAIN TRANSACTIONS

         In January 1995, Old OncoRx entered into an Employment Agreement with John A. Spears, then its President and Chief Executive Officer. The employment agreement was assumed by the Company after the merger of Old OncoRx into a subsidiary of the Company. The agreement is for a term of three years. Prior to his employment with Old OncoRx, Mr. Spears was employed under a similar agreement with MelaRx, which agreement has been terminated. Mr. Spears receives an annual base salary of $180,000, increased annually by an amount no less than an annual cost-of-living adjustment. Pursuant to the Employment Agreement, Old OncoRx granted to Mr. Spears an option, which was assumed by the Company pursuant to the Merger, to purchase 286,312 shares of Common Stock of the Company at a purchase price equal to $0.131 per share. The shares issuable upon exercise of the options are subject to a right in favor of the Company to repurchase such shares at their cost (i.e., the exercise price) in the event Mr. Spears' employment with the Company is terminated. Such right will expire as to 25% of such shares on each of the first four annual anniversaries of the date of the option grant. The Company also has the right, at any time after January 1996, to terminate the employment agreement without cause upon 10 days notice to Mr. Spears and upon payment by the Company to Mr. Spears, in a single lump sum on the termination date, of an amount equal to one year's base salary.

         The Company is a party to consulting agreements with KR&S, an entity of which Mr. Kent is a principal, and with Dr. Sartorelli, each of whom are members of its Board of Directors. During the fiscal year ended December 31, 1995, KR&S and Dr. Sartorelli received payments of $60,000 and $12,000, respectively, and during the fiscal year ended December 31, 1996, KR&S and Dr. Sartorelli received payments of $120,000 and $48,000, respectively, under their consulting agreements. For a description of the terms of these agreements, see "Executive Compensation - Compensation of Directors."

         D.H. Blair Investment Banking Corp. (the "Underwriter") and certain officers and entities associated with the Underwriter and Blair & Co. beneficially own an aggregate of 7.7% of the Common Stock of the Company, including (i) 337,618 shares of Common Stock issued to Britshire, Ltd. in June 1992; (ii) 112,500 shares of Common Stock issued to the Underwriter in August 1992 in partial satisfaction of a promissory note evidencing indebtedness of approximately $462,000 of the Company to the Underwriter and (iii) 202,486 shares of Common Stock issuable upon exercise of warrants held by the
Underwriter and designees of the Underwriter which were issued to the Underwriter in partial consideration for serving as placement agent in connection with private placements of Common Stock of the Company. Martin Bell, Senior Vice President and General Counsel of the Underwriter, was a director of the Company until April 1995. Britshire Ltd. was, prior to its liquidation, owned principally by the sons-in-law of J. Morton Davis, including Kalman Renov, formerly Chairman of the Board of the Company, and officers of Blair & Co. Blair & Co. is substantially owned by family members of J. Morton Davis. Mr. Davis is the sole stockholder of an entity which is the parent and sole stockholder of the Underwriter. The Underwriter acted as placement agent for (i) the bridge financing in April 1995 for which it received a placement agent fee of $200,000 and a non-accountable expense allowance of $60,000; and (ii) a private offering of 76,349 shares of Common Stock of Old OncoRx shortly before the closing of the merger of Old OncoRx into a subsidiary of the Company, for which it received a placement fee of $13,750. The Underwriter also acted as placement agent for two private financings of Common Stock and warrants of the Company in August through November 1992 and July 1993, respectively, and received placement fees of $272,500 and $283,625, respectively, and nonaccountable expense allowances of $81,750 and $85,087, respectively. In addition, the Underwriter was issued warrants to purchase 68,122 and 140,060 shares, respectively, of Common Stock of the Company in connection therewith. An entity affiliated with a relative of Mr. Davis loaned approximately $80,000 to the Company prior to the closing of a bridge financing to enable it to make certain research payments to Yale University, which loan was repaid, together with interest thereon at a rate of 10% per annum, out of the proceeds of the April 1995 bridge financing. In addition, the Company has entered into an agreement with the Underwriter whereby the Underwriter will be compensated if it originates certain transactions involving the Company.



                                       35




                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information as of May 15, 1997 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's Common Stock and Class A Preferred Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock or Class A Preferred Stock; (ii) each director of the Company;
(iii) the Company's Chief Executive Officer and each other officer who received over $100,000 in compensation from the Company during the 1996 fiscal year; and
(iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed and the address of each beneficial owner is c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.


                                                                                         Total Number                    Percentage
                                                                                         of Shares of   Percentage of    of Class A
                                                                                            Common          Common       Preferred
                                                                                             Stock          Stock          Stock
                                                                           Class A       Beneficially    Beneficially   Beneficially
Directors and Executive Officers                       Common Stock    Preferred Stock     Owned (1)        Owned          Owned
--------------------------------                       ------------    ---------------     ---------        -----          -----
Michael C. Kent.....................................   515,769(2)              0            515,769          6.1%           --

Alan C. Sartorelli Ph.D.............................   439,008(3)              0            439,008          5.2%           --

John A. Spears......................................   414,412(4)              0            414,412          4.7%           --

Michel C. Bergerac..................................    27,500(5)              0             27,500            *            --

Frank T. Cary.......................................    48,968(6)              0             48,968            *            --

A. E. Cohen.........................................    27,500(5)              0             27,500            *            --

James L. Ferguson...................................     5,000(5)              0              5,000            *            --

William R. Miller...................................   150,656(7)              0            150,656          1.8%           --

E. Donald Shapiro...................................    72,200(8)              0             72,200            *            --

Walter Wriston......................................    48,968(9)              0             48,968            *            --

Terrence W. Doyle, Ph.D.............................  271,724(10)              0            271,724          3.2%           --

Thomas E. Klein.....................................   71,510(11)              0             71,510            *            --

Thomas Mizelle......................................   66,833(12)              0             66,833            *            --

All directors and executive officers as a group (13
persons)............................................2,160,048(13)              0          2,160,048         23.7%           --






Other Beneficial Owners
-----------------------
Phoenix Partners L.P.
Morgens Waterfall Vintiadis Investments N.V.
Betje Partners
  c/o Morgens Waterfall Vintiadis Investments & Co.,
   Inc.
  10 East 50th Street
  New York, NY  10022...............................    0            286,936(14)            797,045          8.6%          29.3%

M. Kingdon Offshore, N.V.
Kingdon Associates, L.P.
Kingdon Partners, L.P.
  152 West 57th Street, 50th Floor
  New York, NY 10019................................    0            208,680(15)            579,667          6.4%          21.3%

Ardsley Partners Fund I, L.P.
Ardsley Partners Fund II, L.P.
  646 Steamboat Road
  Greenwich, CT 06830...............................    0            195,637(16)            543,435          6.0%          20.0%

GFL Performance Fund Ltd.
  c/o CITCO
  Kaya Flamboyan 9
  Curacao
  Netherlands Antilles..............................  120,000            112,230            431,750          4.9%          11.5%


-------------------------------
*Less than one percent.


                                       36



   (1) The Class A Preferred Stock is convertible into Common Stock by dividing (i) the sum of the $10.00 per share stated value by (ii) $3.60 per share (as adjusted from time to time for certain events of dilution). As of May 31, 1997, each share of Class A Preferred Stock was convertible into 2.777777 shares of Common Stock.

   (2) Includes 8,550 shares of Common Stock and warrants to purchase 28,215 shares of Common Stock exercisable within 60 days beneficially owned by Mr. Kent's wife, as to which Mr. Kent disclaims beneficial ownership.

   (3) Includes (i) 190,874 shares beneficially owned by Dr. Sartorelli's wife and (ii) 57,260 shares held in trust for Dr. Sartorelli's grandchildren, for which Dr. Sartorelli's wife serves as trustee, as to which Dr. Sartorelli disclaims beneficial ownership. Does not include 57,260 shares beneficially owned by other family members of Dr. Sartorelli, which were received as gifts from Dr. Sartorelli.

   (4) Includes 23,100 shares issuable upon exercise of warrants and 376,312 shares issuable upon exercise of options exercisable within 60 days. Pursuant to an agreement, a portion of the shares issuable upon exercise of such options are subject to repurchase by the Company at the exercise price.

   (5) Represents shares issuable upon exercise of options exercisable within 60 days.

   (6) Includes 1,250 shares issuable upon exercise of options exercisable within 60 days.

   (7) Includes 7,500 shares issuable upon exercise of options exercisable within 60 days.

   (8) Includes 2,500 shares issuable upon exercise of options exercisable within 60 days and includes 40,700 shares issuable upon exercise of warrants.

   (9) Includes 1,250 shares issuable upon exercise of options exercisable within 60 days.

   (10) Includes 86,600 shares held by Dr. Doyle's wife and children, as to which Dr. Doyle disclaims beneficial ownership. Pursuant to a four-year vesting schedule, 133,612 of these shares are subject to repurchase by the Company.

   (11) Includes 25,000 shares issuable upon exercise of options and 32,790 shares issuable upon exercise of warrants, exercisable within 60 days. Also includes 400 shares of common stock and 3,520 shares issuable upon exercise of warrants exercisable within 60 days, held by Mr. Klein's wife and children.

   (12) Includes 50,000 shares issuable upon exercise of options and 12,210 shares issuable upon exercise of warrants, exercisable within 60 days. Also includes 284 shares of common stock and 939 shares issuable upon exercise of warrants exercisable within 60 days held by Mr. Mizelle's children.

   (13) Includes 523,812 shares issuable upon exercise of options and 141,474 shares issuable upon exercise of warrants, which are exercisable within 60 days.

   (14) Consists of 143,468 shares held by Phoenix Partners L.P., 95,645 shares held by Morgens Waterfall Vintiadis Investments N.V. and 47,823 shares held by Betje Partners. Edwin Morgens is the Managing Member of the general partner of Phoenix Partners L.P. and is the Chairman of the investment advisors to Morgens Waterfall Vintiadis Investments N.V. and Betje Partners. Mr. Morgens disclaims beneficial ownership of all indicated shares.

   (15) Consists of 125,208 shares held by M. Kingdon Offshore, N.V., 41,736 shares held by Kingdon Partners, L.P. and 41,736 shares held by Kingdon Associates, L.P. Kingdon Capital Management Corp. ("KCMC") is a general partner of Kingdon Partners, L.P. and Kingdon Associates, L.P. and is the investment advisor to M. Kingdon Offshore, N.V. KCMC disclaims beneficial ownership of all indicated shares.

   (16) Consists of 99,123 shares held by Ardsley Partners Fund I, L.P. and 96,514 shares held by Ardsley Partners Fund II, L.P. Kevin M. McCormack is the general partner of both limited partnerships and disclaims beneficial ownership of the indicated shares.




                                       37




                             SELLING SECURITYHOLDERS

     The following table sets forth certain information as of July 15, 1996 (except as otherwise indicated), as to the security ownership of the Selling Securityholders. Except as set forth below, none of the Selling Securityholders has had a material relationship with the Company or any of its predecessors or affiliates for within the past three years. Unless otherwise indicated, each Selling Stockholder will hold less than one percent of the applicable class of securities being sold after the offering and is selling all of its securities of the Company pursuant to this offering.


                                         Class A       Class B        Common
                                         Warrants      Warrants       Stock
Name                                    Being Sold    Being Sold    Being Sold
-------------------------------------   ----------    ----------    ----------

CLASS A WARRANTHOLDERS (RESTRICTED)
Magid M. Abraham.....................       3,437          3,437         6,874
William T. Anderson..................      13,750         13,750        27,500
Aries Domestic Fund L.P..............      17,875         17,875        35,750
The Aries Trust......................       9,625          9,625        19,250
George T. Barton & Nancy L. Barton
  JTWROS.............................      13,750         13,750        27,500
Mark Berger..........................       1,705          1,705         3,410
David James Brown....................      27,500         27,500        55,000
Jay Cholost..........................       1,732          1,732         3,464
Norman Ciment & Robert Grover &
  Warren Tepper JTWROS...............      13,750         13,750        27,500
Howard Commander.....................      13,750         13,750        27,500
J. Douglas Cox.......................       6,875          6,875        13,750
Nathan Eisen & Rose Eisen JTWROS.....      27,500         27,500        55,000
Edward J. Farrell Jr.................       3,437          3,437         6,874
Stuart E. Feick TTEE FBO The
  Gulfstream Asset Mgmt. Corp.
  Retirement Trust DTD 2/1/81........       6,875          6,875        13,750
Jeffrey Gilbert......................      13,750         13,750        27,500
Irving L. Goldman....................      13,750         13,750        27,500
Goldstein Family Loving Trust........      27,500         27,500        55,000
Barbara Grae.........................      41,250         41,250        82,500
Charles D. Greenstein................      13,750         13,750        27,500
Daniel Gutkin........................       3,437          3,437         6,874
Tatiana Hirsu........................      13,750         13,750        27,500
Richard S. Incandela & Sharon Sue
  Incandela Co-TTES of the Richard S.
  Incandela Trust DTD 9/15/91........      14,300         14,300        28,600
Gary W. Jenkins & Janice A. Jenkins
  JTWROS.............................       7,150          7,150        14,300
Bruce Kashkin & Marjorie Kashkin
  JTWROS.............................       1,705          1,705         3,410
Robert Katz(1).......................      27,500         27,500        55,000
Robert Klein & Myriam Gluck JTWROS...      20,625         20,625        41,250
William S. Knapp & Jane Knapp
  JTWROS.............................      13,750         13,750        27,500
Ray Kralovic.........................       3,437          3,437         6,874
Joseph S. Kulpa......................       5,637          5,637        11,274
Gary R. Lamberg(2)...................      13,750         13,750        27,500
Ezra P. Mager........................       3,437          3,437         6,874
Robert A. Malkin.....................       3,437          3,437         6,874


                                       38




                                         Class A       Class B        Common
                                         Warrants      Warrants       Stock
Name                                    Being Sold    Being Sold    Being Sold
-------------------------------------   ----------    ----------    ----------

Matset Inc...........................       1,732          1,732         3,464
Frank K. Mayers(3)...................      13,750         13,750        27,500
Albert Milstein(4)...................      13,750         13,750        27,500
George Y. Montonaga & Irene M.
  Montonaga JTTEN....................      22,000         22,000        44,000
James S. Mulholland Jr.(5)...........      27,500         27,500        55,000
James H. Murphy......................       6,875          6,875        13,750
Allen Notowitz.......................      13,750         13,750        27,500
Melvin Paradise......................      13,750         13,750        27,500
James R. Ratliff.....................      27,500         27,500        55,000
Rodney L. Rich & Co., Inc............      13,750         13,750        27,500
Jesse D. Roggen......................       5,500          5,500        11,000
Edward H. Rosen & Evelyn B. Rosen
  JTWROS.............................      13,750         13,750        27,500
Alan J. Rubin........................       6,875          6,875        13,750
Wayne Saker..........................       8,250          8,250        16,500
Roy Schaeffer & Marlena Schaeffer
  JTWROS(6)..........................      41,250         41,250        82,500
A. Robert Schell.....................      13,750         13,750        27,500
Louis Schell.........................      27,500         27,500        55,000
Abraham Schreiber....................      13,750         13,750        27,500
E. Donald Shapiro(7).................      13,750         13,750        27,500
Steven Sklow.........................       5,225          5,225        10,450
Eugene Sukonick(8)...................      41,250         41,250        82,500
Donald J. Vernine....................       5,500          5,500        11,000
Frederick Winston....................      13,750         13,750        27,500
J. Michael Wolfe(9)..................      27,500         27,500        55,000
Martin Zelman(10)....................      13,750         13,750        27,500

CLASS A PREFERRED STOCKHOLDERS
GFL Performance Fund Ltd.(11)........           0              0       416,667
Phoenix Partners L.P.(11)............           0              0       381,945
M. Kingdon Offshore NV(29)...........           0              0       333,334
Strome Partners, L.P.(11)............           0              0       277,778
Ardsley Partners Fund I, L.P.(11)....           0              0       263,889
Ardsley Partners Fund II, L.P.(11)...           0              0       256,945
Morgens Waterfall Vintiadis
  Investments N.V.(11)...............           0              0       254,631
Betje Partners(11)...................           0              0       127,314
Kingdon Associates, L.P.(29).........           0              0       111,112
Kingdon Partners, L.P.(29)...........           0              0       111,112
The Gifford Fund.....................           0              0        83,334
Banque Unigestion....................           0              0        69,445
Mirza Mehdi..........................           0              0        69,445
M.D. Sabbah..........................           0              0        55,556
Olympus Securities, Ltd..............           0              0        55,556



                                       39


                                         Class A       Class B        Common
                                         Warrants      Warrants       Stock
Name                                    Being Sold    Being Sold    Being Sold
-------------------------------------   ----------    ----------    ----------

Faisal Finance.......................           0              0        55,556
C.S.L. Associates, L.P...............           0              0        44,445
The Hope Investment Company, Inc.....           0              0        41,667
Roy and Marlena Schaeffer JTWROS
  (12)...............................           0              0        34,723
Robert Klein and Myriam Gluck
  JTWROS.............................           0              0        34,723
Schottenfeld Associates L.P..........           0              0        33,334
Frederick J. Jaindl..................           0              0        27,778
W&P Bank & Trust Company Ltd.........           0              0        27,778
Greenwood Partners Limited
  Partnership........................           0              0        27,778
Leeor Sabbah.........................           0              0        27,778
Banque Franck S.A....................           0              0        27,778
Bridgewater Partners L.P.............           0              0        23,612
Irvine Capital Partners L.P..........           0              0        19,445
Firebird Overseas, Ltd...............           0              0        13,889
Susan Tauber Lemor...................           0              0        13,889
Aaron Speisman.......................           0              0        13,889
169193 Canada Inc....................           0              0        13,889
Roger S. Lash........................           0              0        13,889
Uzi Zucker...........................           0              0        13,889
Amram Kass Defined Benefit Pension
  Plan...............................           0              0        13,889
Lori Shapero.........................           0              0        13,889
Scott G. Sandler.....................           0              0         8,334
Stuart Gruber........................           0              0         6,945
Amnon & Caren Barness, JTWROS........           0              0         6,945
Peter Grossman(13)...................           0              0         6,945
Steven N. Ostrovsky..................           0              0         6,945
Jerry Heymann........................           0              0         6,945
Paul D. and Rebecca L. Ostrovsky
  JTWROS.............................           0              0         6,945
Paulette Tauber Mintz................           0              0         6,945
Irwin Tauber.........................           0              0         6,945
Mark Lawrence Dunetz.................           0              0         2,778

OTHER
Hyman Doctor.........................           0              0         1,250
Jack Henderson.......................           0              0         2,500
Marilyn Gonzalez.....................           0              0         2,500
Ann Korner...........................           0              0         1,000
Michel Bergerac(14)..................           0              0        25,000
A.E. Cohen(15).......................           0              0        25,000
Walter Haeussler.....................           0              0         8,750
E. Donald Shapiro(7).................           0              0        25,000
Jean Bolognia........................           0              0         6,250
Ashok Chakraborty....................           0              0         3,000



                                       40


                                         Class A       Class B        Common
                                         Warrants      Warrants       Stock
Name                                    Being Sold    Being Sold    Being Sold
-------------------------------------   ----------    ----------    ----------

Michael P. Osber.....................           0              0         3,000
John Pawelek(16).....................           0              0        12,500
Stefano Sodi.........................           0              0         1,500
James Platt..........................           0              0           500
John Spears(17)......................           0              0       376,312
Morris Friedman(18)..................           0              0         8,676
Jay Kestenbaum(19)...................           0              0        12,215
Nathan Eisen.........................           0              0        21,030
Albert Milstein(20)..................           0              0        24,431
Melvin L. Katten(21).................           0              0         5,997
Norman Steinberg(22).................           0              0         3,997
Yale University(23)..................           0              0       159,304
Sintong Pharmaceuticals U.S., Inc....           0              0        23,859
D.H. Blair Investment Banking
  Corp.(24)..........................     275,000        550,000     1,075,000
Martin A. Bell(25)...................           0              0        18,649
Dov Perlyski.........................           0              0        18,086
D.H. Blair Investment Banking
  Corp.(24)..........................           0              0        18,649
Alan Stahler.........................           0              0        43,516
Kalman Renov(25).....................           0              0        43,516
J. Morton Davis(25)..................           0              0         9,751
Michael Solomon......................           0              0        12,247
Richard Mish(26).....................           0              0         7,320
Alex Salm............................           0              0         4,505
Rich Elkin...........................           0              0        12,951
Robert Fiandra.......................           0              0           845
Mark Newman..........................           0              0           564
Greg Carter..........................           0              0         5,350
Elliot Scheier.......................           0              0         1,127
David Lerner.........................           0              0         1,127
Frank Monte..........................           0              0           564
Richard Molinsky(27).................           0              0           620
Joe Nesc.............................           0              0           282
Morris Betesh........................           0              0           564
Joe Andrews..........................           0              0           282
Cindy Wertheimer.....................           0              0         1,971
Lindsay A. Rosenwald, M.D.(28).......           0              0       227,458
Michael S. Weiss.....................           0              0        40,929
Wayne L. Rubin.......................           0              0        40,929
Jeffrey S. Levine....................           0              0        11,102
Joseph Edelman.......................           0              0        68,941
Mark A. Abeshouse....................           0              0        11,228



                                       41


                                         Class A       Class B        Common
                                         Warrants      Warrants       Stock
Name                                    Being Sold    Being Sold    Being Sold
-------------------------------------   ----------    ----------    ----------

Bernard Gross........................           0              0         8,038
Tim McInerney........................           0              0         1,587
Peter M. Kash........................           0              0       131,112
Scott Katzmann.......................           0              0         1,799
Martin S. Kratchman..................           0              0         3,752
Class A Warrantholders (Other)
Leonard Adams........................           0          5,500        11,000
Frank Adimari........................           0            220           440
Bruce W. Bennett & Julie A. Bennett
  JTTEN..............................           0         13,750        27,500
Cede & Co. (FAST ACCOUNT)............           0      3,001,202     6,002,404
Christine P. Colby...................           0             17            34
Douglas C. Floren Cust. David S.
  Floren under the CT UNIF GIFT MIN
  ACT................................           0          2,200         4,400
Douglas C. Floren Cust. Clay L.
  Floren Cust. under the CT UNIF GIFT
  MIN ACT............................           0          2,200         4,400
Joseph Friedman & Sylvia Friedman
  JTTEN..............................           0          1,100         2,200
Daniel M. Hart Cust. West A Hart UGMA
  IL.................................           0          1,000         2,000
Daniel M. Hart.......................           0          1,000         2,000
Mark Hermsen.........................           0             50           100
Mitchell S. Kramer...................           0             20            40
Thomas C. Noddings c-o John
  Noddings...........................           0             11            22
Philadep & Co........................           0         47,420        94,840
Prudential Securities Incorporated...           0        375,000       750,000
Ruth M. Siegel Cust. Yoakov Yitzchok
  Siegel under IL UNIF TRANS MIN
  ACT................................           0            200           400
Theodore R. Zeran....................           0          2,310         4,620

CLASS B WARRANTHOLDERS
Frank Adimari........................           0              0           220
Amro A. Attia........................           0              0         1,116
Cede & Co. (Fast Account)............           0              0     2,766,566
Christine P. Colby...................           0              0            17
Douglas C. Floren Cust. Clay L.
  Floren under the CT UNIF GIFT MIN
  ACT................................           0              0         2,200
Douglas C. Floren Cust. David S.
  Floren under the CT UNIF GIFT MIN
  ACT................................           0              0         2,200
Joseph Friedman and Sylvia Frideman
  JTTEN..............................           0              0         1,100
Herbert Harris.......................           0              0         1,100
Daniel M. Hart Cust. West A. Hart
  Under the IL UNIF TRANS MIN ACT....           0              0         1,000
Daniel M. Hart.......................           0              0         1,000
Mark Hermsen.........................           0              0            50
Nicolaas M. Klaver & Barbara C.
  Klaver JT TEN......................           0              0         2,000


                                       42


                                         Class A       Class B        Common
                                         Warrants      Warrants       Stock
Name                                    Being Sold    Being Sold    Being Sold
-------------------------------------   ----------    ----------    ----------

Mitchell S. Kramer...................           0              0            20
Thomas C. Noddings...................           0              0            11
Philadep & Co........................           0              0         8,805
Prudential Securities Incorporated...           0              0       375,000
Ruth M. Siegel Cust. Yoakov Yitzchok
  Siegel UTMA IL.....................           0              0           200

------------------

(1) Mr. Katz is also the beneficial and record holder of an additional 6,000 shares of Common Stock, 6,000 Class A Warrants and 6,600 Class B Warrants.

(2) Mr. Lamberg is also the beneficial and record holder of an additional 6,500 shares of Common Stock, 7,150 Class A Warrants and 7,150 Class B Warrants.

(3) Mr. Mayers is also the beneficial and record holder of an additional 10,000 shares of Common Stock, 1,000 Class A Warrants and 11,000 Class B Warrants.

(4) Mr. Milstein is also the beneficial and record holder of additional 38,681 shares of Common Stock, 8,000 Class A Warrants and 8,000 Class B Warrants.

(5) Mr. Mulholland is also the joint beneficial holder and record holder with his wife of an additional 10,000 shares of Common Stock.

(6) Mr. and Mrs. Schaeffer are also the joint beneficial holders of an additional 40,000 shares of Common Stock, 10,000 Class A Warrants, 11,000 Class B Warrants and 12,500 shares of Class A Preferred Stock.

(7) Mr. Shapiro is a director of the Company.  For a complete description of Mr.
Shapiro's   beneficial   holdings   of  Company   securities,   see   'Principal
Stockholders.

(8) Mr. Sukonick is also the beneficial and record holder of an additional 5,000 shares of Common Stock, 5,500 Class A Warrants and 5,500 Class B Warrants.

(9) Mr. Wolfe is also the beneficial and record holder of an additional 8,000 shares of Common Stock, 8,000 Class A Warrants and 8,000 Class B Warrants.

(10) Mr. Zelman is also the beneficial and record holder of an additional 20,000 shares of Common Stock.

(11) This stockholder is the beneficial holder of more than 5% of the Company's Common Stock. See 'Principal Stockholders.'

(12) Mr. and Mrs. Schaeffer are also the joint beneficial holders of an additional 40,000 shares of Common Stock, 51,250 Class A Warrants, and 11,000 Class B Warrants.

(13) Mr. Grossman is also the beneficial holder of an additional 12,500 shares of Common Stock.

(14) Mr. Bergerac is a director of the Company. For a complete description of Mr. Bergerac's beneficial holdings of Company securities, see `Principal Stockholders.'

(15) Mr. Cohen is a director of the Company. For a complete description of Mr. Cohen's beneficial holdings of Company securities, see `Principal Stockholders.'

(16) Mr. Pawelek is a consultant to the Company and is also the beneficial and record holder of an additional 22,500 Class B Warrants.

(17) Mr. Spears is President, Chief Executive Officer and a Director of the Company. For a complete description of Mr. Spears' beneficial holdings of Company securities, see `Principal Stockholders.'



                                       43


(18) Mr. Friedman is also the beneficial and record holder of an additional 14,500 shares of Common Stock, 2,000 Class A Warrants and 2,000 Class B Warrants.

(19) Mr. Kestenbaum is also the beneficial and record holder of an additional 17,500 shares of Common Stock, 5,000 Class A Warrants and 5,000 Class B Warrants.

(20) Mr. Milstein is also the beneficial and record holder of an additional 14,250 shares of Common Stock, 21,750 Class A Warrants and 8,000 Class B Warrants.

(21) Mr. Katten is also the beneficial and record holder of an additional 6,125 shares of Common Stock, 3,000 Class A Warrants and 3,000 Class B Warrants.

(22) Mr. Steinberg is also the beneficial and record holder of an additional 3,125 shares of Common Stock and is also the beneficial holder, through an IRA account, of an additional 2,000 shares of Common Stock, 2,000 Class A Warrants and 2,000 Class B Warrants.

(23) Yale University is a party to various license agreements with the Company. See `Business.'

(24) D.H. Blair Investment Banking Corp. is a consultant to the Company and was the underwriter of the Company's initial public offering in August 1995 and was placement agent for certain previous private placements. See `Certain Transactions.'

(25) This stockholder is an officer of D.H. Blair Investment Banking Corp. See 'Certain Transactions.'

(26) Mr. Mish is also the beneficial holder of 2,500 shares of Common Stock, 2,750 Class A Warrants and 2,750 Class B Warrants.

(27) Mr. Molinksy is also the beneficial and record holder of an additional 12,250 shares of Common Stock.

(28) Dr. Rosenwald is the Chairman and sole shareholder of Paramount Capital, Inc. which is a financial advisor to the Company and acted as placement agent for the Company's May 1995 private placement of Class A Preferred Stock. He is also the beneficial and record holder of an additional 29,509 shares of Common Stock. Dr. Rosenwald may also be deemed the beneficial holder of 22,528 shares of Common Stock held by his wife as custodian for his children. Dr. Rosenwald disclaims beneficial ownership of all shares held by his wife and children.

(29) Kingdon Capital Management Corp. ('KCMC') is a general partner of Kingdon Partners, L.P. and Kingdon Associates, L.P. and is the investment advisor to M. Kingdon Offshore NV (collectively, the 'Kingdon Funds'). As a result of such relationships, KCMC may be deemed to beneficially own the shares offered for sale by the Kingdon Funds, which consists of more than 5% of the Company's Common Stock. See 'Principal Stockholders.'


                                       44




                              PLAN OF DISTRIBUTION

     The Company is registering the Securities on behalf of the Selling Securityholders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the Securities will be borne by the Selling Securityholders.

     Sales of Securities may be effected from time to time in transactions (which may include block transactions) on the NASDAQ SmallCap MarketSM, in negotiated transactions, or a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling Securities directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of Securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of the Securities might be deemed to be 'underwriters' within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the Securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act. Liabilities under the federal securities laws cannot be waived.

     Because the Selling Securityholders may be deemed to be 'underwriters' within the meaning of Section 2(11) of the Securities Act, the Selling Securityholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a 'distribution' of the shares, such Selling Securityholder, any selling broker or dealer and any 'affiliated purchasers' may be subject to Regulation M under the Exchange Act, which Regulation would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M also prohibits any bid or purchase for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.







                                       45





                            DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value.

COMMON STOCK

     Common Stock. Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors. Holders of Common Stock are entitled to receive such dividends, pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive, subscription, cumulative voting or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, fully paid and non-assessable.

REDEEMABLE WARRANTS

     Class A Warrants. Each Class A Warrant entitles the registered holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $4.73 at any time until 5:00 P.M., New York City time, on August 13, 2000. The Class A Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class A Warrant if the 'closing price' of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $7.30 per share. 'Closing price' shall mean the closing bid price if listed in the over-the-counter market on Nasdaq or otherwise or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. All Class A Warrants must be redeemed if any are redeemed.

     Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $6.37 at any time after issuance until 5:00 P.M. New York City Time, on August 13, 2000. The Class B Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class B Warrant, if the closing price of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.80 per share. All Class B Warrants must be redeemed if any are redeemed.

     General. The Class A Warrants and Class B Warrants were issued pursuant to a warrant agreement (the 'Warrant Agreement') among the Company, the Underwriter and American Stock Transfer & Trust Company, New York, New York, as warrant agent, and are evidenced by warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the market price of the Common Stock, with certain exceptions.

     The exercise prices of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.

     A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of American Stock Transfer & Trust Company, New York, New York, the warrant agent, with the form of 'Election to Purchase' on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise


                                       46


price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

     The Warrants do not confer upon the Warrantholder any voting or other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

TRANSFER AGENT

     American Stock Transfer & Trust Company, New York, New York, serves as Transfer Agent for the shares of Common Stock and Warrant Agent for the Warrants.

BUSINESS COMBINATION PROVISIONS

     The Company is subject to a Delaware statute regulating 'business combinations,' defined to include a broad range of transactions, between Delaware corporations and 'interested stockholders,' defined as persons who have acquired at least 15% of a corporation's stock. Under the law, a corporation may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. The statute contains provisions enabling a corporation to avoid the statute's restrictions.

     The Company has not sought to 'elect out' of the statute and, therefore, the restrictions imposed by such statute apply to the Company.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the Securities offered hereby have been passed upon for the Company by Wiggin & Dana, New Haven, Connecticut.

                                     EXPERTS

     The consolidated financial statements of Vion Pharmaceuticals, Inc. at December 31, 1996 and for the years ended December 31, 1996 and 1995 and for the period May 1, 1994 (commencement of operations) to December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.




                                       47




                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Auditors--Ernst & Young LLP..........................F-2

Audited Consolidated Financial Statements--Years Ended December 31, 1996
  and 1995

    Consolidated Balance Sheet.............................................F-3
    Consolidated Statements of Operations..................................F-4
    Consolidated Statements of Changes in Shareholders' Equity.............F-5
    Consolidated Statements of Cash Flows..................................F-6
    Notes to Audited Consolidated Financial Statements.....................F-7

Unaudited Consolidated Financial Statements--Three Months Ended March 31,
  1997 and 1996

    Consolidated Balance Sheets............................................F-17
    Consolidated Statements of Operations..................................F-18
    Consolidated Statement of Changes in Shareholders' Equity..............F-19
    Consolidated Statements of Cash Flows..................................F-20
    Notes to Unaudited Consolidated Financial Statements...................F-21




                                      F-1




                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
 Vion Pharmaceuticals, Inc.


We have audited the accompanying consolidated balance sheet of Vion Pharmaceuticals, Inc. as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995, and the period May 1, 1994 (inception) to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vion Pharmaceuticals, Inc. at December 31, 1996, and the consolidated results of its operations and its cash flows for the years ended December 31, 1996 and 1995, and the period from May 1, 1994 (inception) to December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming Vion Pharmaceuticals, Inc. will continue as a going concern. As more fully described in Note 1, the Company has no significant revenues since commencement of operations and has incurred recurring operating losses. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the outcome of this uncertainty.


                                                    ERNST & YOUNG LLP


Hartford, Connecticut
February 12, 1997


                                      F-2



                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                           CONSOLIDATED BALANCE SHEET


                                                                             DECEMBER 31,
                                                                                 1996
                                                                                 ----
                                        ASSETS
Current assets:
     Cash and cash equivalents                                              $   3,788,369
     Short-term  investments                                                    4,628,446
     Other current assets                                                         106,635
                                                                            -------------
       Total current assets                                                     8,523,450
     Property and equipment, net                                                  712,806
     Security deposits                                                             41,301
     Research contract prepayments                                                603,208
                                                                            -------------
       Total assets                                                         $   9,880,765
                                                                            =============

                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Obligation under capital lease - current                               $      91,476
     Accounts payable and accrued expenses                                        494,127
                                                                            -------------
       Total current liabilities                                            $     585,603
Obligation under capital lease - long term                                        223,190
                                                                            -------------
       Total liabilities                                                          808,793
                                                                            -------------

Shareholders' equity:
     Convertible preferred stock, $0.01 par value, authorized:
       5,000,000 shares; issued and outstanding: 1,107,028 shares                  11,070
     Common stock, $0.01 par value, authorized: 35,000,000 shares;
       issued and outstanding: 8,017,961                                           80,178
     Additional paid-in capital                                                26,721,888
     Deferred compensation                                                       (106,760)
     Accumulated deficit                                                      (17,634,404)
                                                                            -------------
                                                                                9,071,972
                                                                            -------------
     Total liabilities and shareholders' equity                             $   9,880,765
                                                                            =============


   The accompanying notes are an integral part of these financial statements.



                                      F-3






                          VION PHARMACEUTICALS, INC.,
                          (A DEVELOPMENT STAGE ENTITY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                              FOR THE PERIOD
                                                             YEAR ENDED DECEMBER 31,         FROM MAY 1, 1994
                                                        ---------------------------------  (INCEPTION) THROUGH
                                                                                               DECEMBER 31,
                                                            1995                1996               1996
                                                            ----                ----               ----
Revenues:
    Contract research grants                            $           0       $      51,779       $      51,779
                                                        -------------       -------------       -------------
Operating expenses:
    Research and development                                2,710,783           5,975,089           9,108,289
    General and administrative                              2,031,790           2,113,077           4,198,396

    Purchased research and development                      4,481,405                   0           4,481,405
    Amortization of finance charges                           345,439                   0             345,439

Interest income                                               (84,044)           (437,993)           (522,037)
Interest expense                                               45,162              10,285              55,447
                                                        -------------       -------------       -------------
    Net loss                                            ($  9,530,535)      ($  7,608,679)      ($ 17,615,160)
                                                        =============       =============       =============

Net loss per share                                             ($1.59)             ($0.96)
                                                        =============       =============

Weighted average common stock and
    common stock equivalents outstanding                    6,007,154           7,932,203
                                                        =============       =============


   The accompanying notes are an integral part of these financial statements.


                                      F-4



                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY



                                CONVERTIBLE
                              PREFERRED STOCK        COMMON STOCK                                                       TOTAL
                            -------------------    ----------------      ADDITIONAL       DEFERRED     ACCUMULATED   STOCKHOLDERS'
                             SHARES     AMOUNT     SHARES     AMOUNT   PAID-IN CAPITAL  COMPENSATION     DEFICIT        EQUITY
                             ------     ------     ------     ------   ---------------  ------------     -------        ------
Common Stock issued for cash
  -- July 1994                      0   $     0   2,693,244   $26,932   $         0     $       0    $    (19,877)   $     7,055

Common stock issued for
  services -- August 1994                           159,304     1,593                                      (1,176)           417

Net loss                                                                                                 (475,946)      (475,946)
                            ---------  --------   ---------   --------  -----------     ---------     -----------     ----------

Balance -- December 31, 1994         0        0   2,852,548    28,525             0             0        (496,999)      (468,474)

Stock options issued for
  compensation -- February
  1995                                                                      540,000                                      540,000

Reverse acquisition of
  MelaRx Pharmaceuticals,
  Inc. -- April 1995                              2,000,000    20,000     4,300,000                                    4,320,000

Shares repurchased
  pursuant to employment
  agreements -- April 1995                         (274,859)   (2,749)                                      2,029           (720)

Private placement of common
  stock -- April 1995                                76,349       763       205,237                                      206,000

Warrants issued with bridge
  notes -- April 1995                                                       200,000                                      200,000

Initial public offering of
  units of one common share,
  one A warrant and one B
  warrant at $4.00 per unit
  -- August 1995 and
  September 1995                                  2,875,000    28,750     9,667,460                                    9,696,210

Issuance of common stock                              1,250        13           488                                          501

Receipts from sale of unit
  purchase option                                                               250                                          250

Net loss                                                                                               (9,530,535)    (9,530,535)
                            ---------  --------   ---------   --------  -----------     ---------     -----------     ----------

Balance at December 31, 1995         0        0   7,530,288    75,302    14,913,435             0     (10,025,505)     4,963,232

Issuance of convertible
  preferred stocks           1,250,000   12,500                          11,518,552                                   11,531,052

Conversion of convertible
  preferred                   (164,970)  (1,650)    458,255     4,582        (2,932)                                           0

Issuance of common stock                             29,418       294       102,426                                      102,720

Convertible preferred
  stock, class A preferred
  dividend                      21,998      220                                                              (220)             0

Deferred compensation
  associated with stock
  options grants                                                            190,407      (190,407)                             0

Amortization of deferred
  compensation                                                                             83,647                         83,647
Net loss                                                                                               (7,608,679)    (7,608,679)
                            ---------  --------   ---------   --------  -----------     ---------     -----------     ----------

Balance at December 31, 1996 1,107,028  $11,070   8,017,961   $80,178   $26,721,888     $(106,760)   $(17,634,404)    $9,071,972
                            ==========  =======   =========   =======   ===========     =========    ============     ==========

The accompanying notes are an integral part of these financial statements.


                                      F-5





                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                                         FOR THE PERIOD
                                                                                                        FROM MAY 1, 1994
                                                                    YEAR ENDED DECEMBER 31,           (INCEPTION) THROUGH
                                                                 --------------------------------         DECEMBER 31,
                                                                       1995               1996                1996
                                                                 ----------------   -------------   --------------------
Cash flows from operating activities:
    Net loss                                                     $     (9,530,535)  $     (7,608,679)  $    (17,615,160)
    Adjustments to reconcile net loss to
    cash flows used in operating activities
       Purchased research and development                               4,481,405                  0          4,481,405
       Amortization of financing costs                                    345,439                  0            345,439
       Depreciation and amortization                                       25,316            125,838            151,460
       (Increase) in other current assets                                 (17,839)           (87,810)          (105,649)
       (Increase) in other assets                                        (465,888)          (176,906)          (642,794)
       Increase in accounts payable and
          accrued expense                                                 147,931            185,054            459,595
       Stock issued for services                                                0                  0                417
       Stock options issued for compensation                              540,000             83,647            623,647
                                                                 ----------------   ----------------   ----------------
           Net cash (used in) operating activities                     (4,474,171)        (7,478,856)       (12,301,640)
                                                                 ----------------   ----------------   ----------------

Cash flows used for investing activities:
       Purchase of marketable securities                               (2,291,108)       (11,796,338)       (14,087,446)
       Maturities of marketable securities                                      0          9,459,000          9,459,000
       Acquisition of fixed assets                                       (247,353)          (262,907)          (513,322)
       Cash portion of MelaRx acquisition                                   4,061                  0              4,061
                                                                 ----------------   ----------------   ----------------
           Net cash used in investing activities                       (2,534,400)        (2,600,245)        (5,137,707)
                                                                 ----------------   ----------------   ----------------

Cash flows provided by financing activities:
       Initial public offering                                          9,696,210                  0          9,696,210
       Net proceeds from issuance of common stock                         206,501              2,720            316,276
       Net proceeds from issuance of preferred stock                            0         11,531,052         11,531,052
       Repurchase of common stock                                            (720)                 0               (720)
       Net proceeds from bridge financing                               1,704,269                  0          1,704,269
       Repayments of bridge financing                                  (2,000,000)                 0         (2,000,000)
       Advances from stockholders                                               0                  0            250,000
       Repayments to stockholders                                        (250,000)                 0           (250,000)
       Receipts from sale of unit purchase option                             250                  0                250
       Repayment of equipment capital lease                                (2,386)           (17,235)           (19,621)
                                                                 ----------------   ----------------   ----------------
           Net cash provided by financing activities                    9,354,124         11,516,537         21,227,716
                                                                 ----------------   ----------------   ----------------

Net increase in cash                                                    2,345,553          1,437,436          3,788,369
Cash and cash equivalents at beginning of year                              5,380          2,350,933                  0
                                                                 ----------------   ----------------   ----------------
Cash and cash equivalents at end of year                         $      2,350,933   $      3,788,369   $      3,788,369
                                                                 ================   ================   ================

Supplemental schedule of noncash investing and financing activities:

o Capital lease obligations of $94,422 and $239,866 were incurred for the years ended December 31, 1995 and December 31, 1996, respectively, when the Company entered into leases for laboratory and office equipment.

o An investor of the Company did not exercise the option to require the Company to repurchase shares of preferred stock for $100,000, and the investor received
23,859 shares of common stock during 1996, which had been converted from previously held preferred stock.


   The accompanying notes are an integral part of these financial statements.


                                      F-6






                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1. THE COMPANY

Vion Pharmaceuticals, Inc., formerly OncoRx, Inc., (the "Company") was incorporated in May 1993 and began operations on May 1, 1994. The Company is in the development stage and is principally devoted to the research and development of therapeutic products for the treatment of cancer and cancer related disorders.

In April 1995, the Company merged into OncoRx Research Corp. a previously unaffiliated company ("Research"). The stockholders of the Company were issued shares of common and preferred stock of MelaRx Pharmaceuticals Inc. ("MelaRx"), the 100% owner of Research, in exchange for all of the outstanding shares of the Company (see Note 2). In August 1995, the Company completed an initial public offering ("IPO") (see Note 6) resulting in net proceeds to the Company of approximately $9,696,000.

The accompanying financial statements are prepared assuming the Company will continue as a going concern; however, at its current and planned rate of spending, the Company's cash, cash equivalents and short term investments are not sufficient to allow it to continue operations through the 1997 calendar year. The Company requires substantial new revenues and other sources of capital in order to meet such budgeted expenditures and to continue its operations throughout the year. The Company is seeking to enter into one or more significant strategic partnerships with pharmaceutical companies for the development of its core technologies, through which it would anticipate receiving some of the substantial revenues and financing required to continue operations beyond the year end. The Company has entered into discussions with several major pharmaceutical companies concerning such a strategic alliance, but there can be no assurance that the Company will be successful in achieving such an alliance, nor can the Company predict what funds might be available to it if it can achieve such an alliance. The Company is also seeking to raise funds through additional means, including (1) spin-off, refinancing, or partial sale or disposition of its rights to certain of its non-core technologies; (2) equipment lease financing; and (3) private placements of its securities. No assurance can be given that the Company will be successful in arranging financing through any of these alternatives.

Failure to obtain such financing will require the Company to delay, renegotiate, or omit payment on its outside research funding commitments causing it to substantially curtail its operations, resulting in a material adverse effect on the Company.


2. ACQUISITION

On April 20, 1995, the Company merged into OncoRx Research Corp., a wholly-owned subsidiary of MelaRx, which was renamed OncoRx, Inc. after the merger. The stockholders of the Company were issued 2,654,038 common and 23,859 preferred shares of MelaRx in exchange for 2,000,000 shares of common stock of the Company valued at $2.16 per share (fair value).

As the shareholders of the Company obtained a majority interest in the merged company for accounting purposes, the Company is treated as the acquirer. Therefore, the transaction is recorded as a purchase in the Company's financial statements which include the results of operations of the Company from inception and MelaRx from the date of acquisition. The excess of cost over the fair value of MelaRx's net tangible assets, $4,481,405, was treated as purchased research and development and expensed immediately.

The following unaudited pro forma data presents information as if the acquisition had occurred at the beginning of fiscal year 1995. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred if the transaction had been in effect on the date indicated nor is it necessarily indicative of future results of operations of the combined enterprise.


                                      F-7





                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



2. ACQUISITION -- (CONTINUED)


                                                           UNAUDITED
                                                     YEAR ENDED DECEMBER 31,
                                                              1995
                                                  --------------------------
Cost and expenses:
     Research and development expenses               $       2,913,325
     General and administrative expenses                     1,932,502
                                                     -----------------
Total operating expenses                                     4,845,827

Loss before non-recurring charges (1)                $      (4,804,038)
Loss before non-recurring charges per share (1)      $          ( 0.80)
                                                     -----------------

Weighted average shares                                      6,007,154
                                                     -----------------

---------------
(1) Loss before non-recurring charges does not reflect the purchased research and development charge of $4,481,405 and a non-recurring charge of $345,439 relating to the bridge financing.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

FAIR VALUE AND CONCENTRATION OF CREDIT RISKS

The estimated fair value of amounts reported in the financial statements have been determined by using available market information and appropriate valuation methodologies. All current assets and current liabilities are carried at cost, which approximates fair value, because of their short-term nature.

SHORT-TERM INVESTMENTS

The Company accounts for short-term investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's investments in debt securities, which typically mature in one year or less, are classified as available for sale and are carried at fair value. The aggregate fair value of the debt securities at December 31, 1996 was $4,628,446.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation of equipment is computed under the straight-line method over the estimated useful lives of the assets (three to seven years).

INCOME TAXES

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of assets and liabilities.


                                      F-8




                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution plan (the "Plan") that covers all employees who meet the eligibility conditions of the Plan, as defined. Employee contributions to the Plan are voluntary and are based on eligible compensation, as defined. In accordance with the terms of the Plan, no Company contributions are made to the Plan.

SMALL BUSINESS INNOVATION RESEARCH GRANT

On September 27, 1996 the Company was awarded a Small Business Innovation Research ("SBIR") grant for the Inhibitors of Ribonucleotide Reductase program. The award was for reimbursable direct costs of up to $100,000. The SBIR grant expires on March 30, 1997. As of December 31, 1996 the Company recognized $51,779 of revenue from the SBIR grant for reimbursement of expenses incurred for the four months ended December 31, 1996.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

PER SHARE DATA

Net loss per share of common stock is computed using the weighted average number of common stock and dilutive common stock equivalent shares outstanding. The weighted average number of common stock and dilutive common stock equivalent shares was 7,932,203 and 6,007,154 for the years ended December 31, 1996 and December 31, 1995, respectively. For purposes of computing net loss per share, options and warrants granted by the Company during the 12 months preceding the IPO have been included in the calculation of common and common equivalent shares outstanding as if they were outstanding for all periods presented using the Treasury Stock method and the IPO price of $4.00. Fully diluted earnings per share did not differ significantly from primary earnings per share in any period.

4. PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as of December 31:

                                                       1996
                                                 ---------------
Office equipment                                 $       154,989
Furniture and fixtures                                    84,547
Laboratory equipment                                     174,392
Leasehold improvements                                   116,050
Leased equipment under capital lease                     334,288
                                                 ---------------
                                                         864,266
Less accumulated depreciation                           (151,460)
                                                 ---------------
Net property and equipment                       $       712,806
                                                 ===============



                                      F-9



                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. RESEARCH AND LICENSE AGREEMENTS

YALE/MELARX AGREEMENT

Pursuant to a license agreement between the Company and Yale University ("Yale"), as amended and restated as of August 1, 1992, the Company has obtained rights to a synthetic form of melanin which the Company has named Melasyn. The Company has entered into an agreement with Creative Polymers pursuant to which Creative Polymers has agreed to be the exclusive selling agent for Melasyn and will be entitled to 20% of the net sales of Melasyn.

The Company has an option to obtain an exclusive license for any inventions that result from research projects relating to synthetic melanin by Yale funded by the Company. The Company has agreed to reimburse Yale for its costs in connection with the research projects in an amount currently equal to $856,211 per year (subject to increase by up to 5% per year). The agreement is for a term ending June 30, 1998, subject to earlier termination as defined.

The Company and Yale entered into a License Agreement dated December 15, 1995 pursuant to which the Company received a nontransferable worldwide exclusive license, expiring over the lives of the patents, to three inventions relating to gene therapy for melanoma. Pursuant to this agreement, the Company has agreed to pay Yale a $100,000 fee not later than June 15, 1997, plus milestone payments based on the status of clinical trials and regulatory approvals. In addition, Yale is entitled to royalties on sales, if any, of resulting products and sublicensing revenues.

YALE/ONCORX AGREEMENT

Pursuant to a license agreement (the "Agreement") dated August 31, 1994, as amended November 15, 1995, Yale granted the Company an exclusive, nontransferable, worldwide license to make, have made, use, sell and practice certain inventions and research for therapeutic and diagnostic purposes. The term of the license is the expiration of any patents relating to any inventions or, with respect to nonpatented inventions or research, 17 years. Yale is entitled to royalties on sales, if any, of resulting products and sublicensing revenues and, with regard to one patent, milestone payments based on the status of clinical trials and regulatory approvals.

YALE SUBSCRIPTION ASSIGNMENT AND ASSUMPTION AGREEMENT

On June 4,  1992,  the  Company  entered  into a  Subscription,  Assignment  and
Assumption Agreement (the "SAAA") with Yale. Pursuant to the agreement as amended and extended, the Company is to provide funding for certain research in the field of dermatology by Yale. The agreement expires in June 1998 and provides for quarterly payments to Yale in accordance with agreed upon annual budgets. The payments are recorded as expense when incurred. The Company was granted exclusive licenses to inventions in countries where patents are effective and nonexclusive licenses elsewhere expiring over the lives of the patents and 20 years, respectively. The Company is obligated to pay royalties on sales of licensed products.

BERKELEY AGREEMENT

In July 1994, the Company entered into a research agreement with The Regents of the University of California on behalf of the Berkeley Campus ("Berkeley"). The agreement as amended expired on June 30, 1996 and provided for the Company to fund research costs aggregating $1,208,236 through June 1996. The Company has agreed to an extension which continues through February 28, 1997 at a total level of funding of $250,000. Approximately $275,000, $433,000 and $650,000 of research costs have been expensed by the Company for the years ended December 31, 1994, December 31, 1995, and December 31, 1996, respectively.


                                      F-10



                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5. RESEARCH AND LICENSE AGREEMENTS -- (CONTINUED)

The Company also entered into an agreement with Berkeley providing for an option to obtain licenses for certain inventions resulting from the research. The Company has paid fees of $60,000 under the terms of the option agreement, which expired July 25, 1996, but was extended through February 28, 1997 at no additional cost to the Company.

6. SHAREHOLDERS' EQUITY

On April 20, 1995, 2,000,000 shares of common stock valued at $2.16 per share were issued in conjunction with the merger with MelaRx (see Note 2). Shortly prior to the consummation of the Merger, the Company issued 76,349 shares of common stock for net proceeds of $206,000 after deducting placement fees of $14,000.

On August 17, 1995, the Company completed an IPO of 2,500,000 units, consisting of an aggregate of 2,500,000 shares of common stock, 2,500,000 redeemable Class A warrants and 2,500,000 redeemable Class B warrants at a price of $4.00 per unit. Each Class A Warrant entitles the holder to purchase one share of common stock and one Class B Warrant at the exercise price listed below, subject to adjustment. Each Class B Warrant entitles the holder to purchase one share of common stock at the exercise price listed below, subject to adjustment.

These warrants are exercisable through August 17, 2000. In addition, in conjunction with the offering, the underwriter was granted an option to purchase from the Company at the public offering price, less underwriting discounts, up to 375,000 additional units for the purpose of covering over allotments, if any. On September 6, 1995, the Company issued such units to the underwriter.

The net proceeds to the Company of the IPO were approximately $9,696,000 before repayment of the bridge financing noted below.

In conjunction with the Company's IPO, the Company granted the underwriter an option, exercisable over a period of three years commencing two years from the date of the offering, to purchase up to 250,000 units at $5.20 per unit, subject to adjustment.

BRIDGE FINANCING

In April 1995, the Company issued $2,000,000 in 10% promissory notes and warrants to purchase 1,000,000 shares of common stock at $3.00 per share for net proceeds of $1,704,000. The promissory notes were recorded net of a discount of $200,000, attributable to the fair value of the bridge warrants. The notes were paid at the closing of the IPO of the Company's securities described above and the warrants, which are exercisable over four years, were converted into Class A warrants at that time.

PRIVATE PLACEMENT OF CLASS A CONVERTIBLE PREFERRED STOCK

On May 22, 1996, the Company completed a private placement of 1,250,000 shares of Class A convertible preferred stock, at $10.00 per share, resulting in net proceeds to the Company of $11,531,052. Each share of Class A preferred stock is initially convertible into 2.777777 shares of the Company's common stock. In connection with the foregoing transaction, the Company also issued to the placement agent warrants to purchase an aggregate of 546,875 shares of the Company's common stock. The shares of Class A preferred stock pay semi-annual dividends of 5% per annum, payable in additional shares of Class A preferred stock, and a 15% one time dividend if the Company redeems the issue within 3 years. The issue also contains a provision for a special dividend after 2 years under certain



                                      F-11




                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


6. SHAREHOLDERS' EQUITY -- (CONTINUED)

conditions if the Company's common stock price falls below the conversion price of the Class A preferred stock. The issuance of the Class A preferred stock at closing also triggered certain adjustment provisions of the Company's outstanding warrants, resulting in the issuance of additional warrants.

ANTIDILUTION ADJUSTMENT

As a result of the sale on May 22, 1996 of 1,250,000 shares of Class A Convertible Preferred Stock, and pursuant the Warrant Agreement governing the rights of the Class A Warrants and the Class B Warrants, an adjustment was made to the exercise price of the Class A Warrants and the Class B Warrants and there was a corresponding distribution of additional Class A Warrants and Class B Warrants. Specifically, on July 12, 1996 (the "Payment Date") each holder of a Class A Warrant at the close of business on July 3, 1996 (the "Record Date") was issued an additional 0.1 Class A Warrant and the exercise price of the Class A Warrants was reduced from $5.20 to $4.73. In addition, on the Payment Date each holder of a Class B Warrant on the close of business on the Record Date was issued an additional 0.1 Class B Warrant and the exercise price of the Class B Warrants was reduced from $7.00 to $6.37.


7. EMPLOYEE STOCK OPTION PLAN

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

In July 1995, the Board of Directors of the Company adopted the Amended and Restated 1993 Stock Option Plan (the "Option Plan") of MelaRx. The Option Plan provides for the granting of incentive stock options or non-qualified stock options to employees, officers, directors, and consultants of the Company, to purchase up to an aggregate of 534,750 shares of common stock. Options to purchase 134,750 shares of common stock had previously been granted by MelaRx under the Option Plan. Incentive options granted under the Option Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant except that the term of an incentive option granted under the Option Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Options granted under the Option plan become exercisable in no less than four equal annual installments commencing no earlier than the first anniversary of the date of grant. No option may be granted under the Option Plan after April 14, 2003.

On January 31, 1996, the Board of Directors adopted, subject to stockholder approval, an amendment to the plan increasing the number of shares which may be issued under the plan from 534,750 to 1,000,000. The amendment to the plan was adopted by the stockholders at the Company's annual meeting on April 18, 1996. Through December 31, 1995 and 1996, options to purchase an aggregate of 532,750 and 896,750 shares, respectively had been granted under the plan. The Company recognized $83,647 of compensation expense in 1996 for options granted under the plan which was a result of stock options granted to non-employees and the issuance of certain stock options subject to approval by the board of directors of the Company resulting in compensation expense of $51,907 and $31,740, respectively.


                                      F-12




                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


7. EMPLOYEE STOCK OPTION PLAN -- (CONTINUED)


The provisions of the Option Plan provided for the automatic grant of non-qualified stock options to purchase shares of common stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company elected subsequent to the public offering will be granted a Director Option to purchase 20,000 shares of common stock on the date such person is first elected or appointed a director (an "Initial Director Option"). Further, commencing on the day immediately following the date of the annual meeting of stockholders during the Company's fiscal year ending December 31, 1996, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 5,000 shares of Common Stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the common stock on the date of grant. Director Options are exercisable in four equal annual installments, commencing one year from the date of grant. Director Options will expire the earlier of ten years after the date of grant or ninety days after the termination of the director's service on the Board of Directors.

In addition, options to purchase an aggregate of 418,812 shares have been granted outside the Option Plan at December 31, 1995. Of such options, 286,312 were granted to an officer of the Company in 1995 resulting in the recognition of $540,000 of compensation expense.

Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options granted under the Option Plan was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6.23% and 6.28%; volatility factors of the expected market price of the Company's common stock of .519 and .563; and a weighted-average expected life of the option of 7 years. The Company has assumed no dividend yield in 1995 and 1996 because it did not pay cash dividends on its common stock and does not expect to pay cash dividends in the foreseeable future.

The fair value for those options granted outside the Option Plan was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995: risk-free interest rate of 5.89%; dividend yield of 0.0%; volatility factor of the expected market price of the Company's common stock of .519; and a weighted-average expected life of the option of 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period. The Company's pro forma information follows:

                                 1995               1996
                           ----------------   ----------------
Pro forma net loss         $     (9,555,886)  $     (7,824,863)
Pro forma loss
per share:                           ($1.59)            ($0.99)



                                      F-13





                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


7. EMPLOYEE STOCK OPTION PLAN -- (CONTINUED)

A summary of the Company's stock option activity under the Option Plan, and related information for the years ended December 31 follows:

                                                   1995                                  1996
                                     -------------------------------     -------------------------------
                                      OPTIONS        WEIGHTED-AVERAGE        OPTIONS     WEIGHTED-AVERAGE
                                       (000)          EXERCISE PRICE          (000)       EXERCISE PRICE
                                     --------------   --------------     --------------   --------------
Outstanding - beginning
    of year                                     129   $         3.48                533   $         3.86
Granted                                         404             3.98                364             4.06
Exercised                                         -                                   -
Forfeited                                         -                                 (12)            4.25
                                     --------------   --------------     --------------   --------------

Outstanding - end of year                       533   $         3.86                885   $         3.93
                                     ==============   ==============     ==============   ==============

Exercisable at end of year                       79   $         3.39                221   $         3.71
                                     ==============   ==============     ==============   ==============

Weighted-average fair
    value of options granted
    during the year                  $         2.43                      $         2.60
                                     ==============                      ==============



A summary of the Company's ranges of exercise prices and weighted-average remaining contractual life of options outstanding and of weighted-average exercise price of options currently exercisable under the Option Plan as of December 31, 1996 follows:

                                                                                                           WEIGHT-AVERAGE
                       NUMBER OF        WEIGHTED-AVERAGE         NUMBER OF           WEIGHTED-AVERAGE   REMAINING CONTRACTUAL
                      OUTSTANDING      EXERCISE PRICE OF          OPTIONS           EXERCISE PRICE OF         LIFE OF
RANGE                   SHARES        OPTIONS OUTSTANDING       EXERCISABLE        OPTIONS EXERCISABLE   OPTIONS OUTSTANDING
                         (000)                                     (000)
---------------   ------------------  --------------------  --------------------  --------------------  --------------------

  $3.625- $5.00                  836  $               4.12                   177  $               4.47            8.54 years
          $2.40                    6                  2.40                     6                  2.40            3.67 years
           $.40                   43                   .40                    38                   .40            3.67 years



A summary of the Company's stock option activity  outside the Option Plan, and related  information for the years ended December 31 follows:

                                                   1995                                1996
                                      -------------   --------------     --------------   --------------
                                         OPTIONS     WEIGHTED-AVERAGE        OPTIONS     WEIGHTED-AVERAGE
                                          (000)       EXERCISE PRICE          (000)       EXERCISE PRICE
------------------------------       --------------   --------------     --------------   --------------
Outstanding - beginning
    of year                                     127   $          .71                404   $          .21
Granted                                         292              .22                  -                -
Exercised                                        (1)             .40                 (6)             .40
Forfeited                                       (14)            5.00                  -                -
                                     --------------   --------------     --------------   --------------

Outstanding - end of year                       404   $          .21                398   $          .21
                                     ==============   ==============     ==============   ==============

Exercisable at end of year                      395   $          .21                398   $          .21
                                     ==============   ==============     ==============   ==============
Weighted-average fair
    value of options granted
    during the year                  $         1.90
                                     ==============

                                      F-14




                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


7. EMPLOYEE STOCK OPTION PLAN -- (CONTINUED)

A summary of the Company's ranges of exercise prices and weighted-average remaining contractual life of options outstanding and of weighted-average exercise price of options currently exercisable outside the Option Plan as of December 31, 1996 follows:


                                                                                                        WEIGHT-AVERAGE
                    NUMBER OF       WEIGHTED-AVERAGE          NUMBER OF          WEIGHTED-AVERAGE    REMAINING CONTRACTUAL
                  OUTSTANDING       EXERCISE PRICE OF          OPTIONS          EXERCISE PRICE OF          LIFE OF
RANGE                SHARES        OPTIONS OUTSTANDING       EXERCISABLE       OPTIONS EXERCISABLE   OPTIONS OUTSTANDING
                      (000)                                     (000)
------------   ------------------  --------------------  --------------------  --------------------  --------------------
  $     5.00                   .5  $               5.00                    .3  $               5.00            3.67 years
  $      .40                  112                   .40                   112                   .40            3.67 years
  $      .13                  286                   .13                   286                   .13            2.08 years



8. INCOME TAXES

At December 31, 1996, the Company has available for federal income tax purposes net operating loss carryforwards of approximately $3,487,000 and a general business credit of $231,000 expiring in 2010 through 2012. The difference between the deficit accumulated during the development stage for financial reporting purposes and the net operating loss carryforwards for tax purposes is primarily due to certain costs which are not currently deductible for tax purposes and differences in accounting and tax basis resulting from the merger described in Note 2. The ability of the Company to realize a future tax benefit from a portion of its net operating carryforwards is severely limited due to changes in ownership of the Company. The Company has provided a full valuation reserve against its deferred tax assets. The U.S. statutory rate is 34%; however, the Company has recorded no provision or benefit for income taxes in the financial statements due to recurring losses.

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                         DECEMBER 31
                                                             1996
                                                        --------------
Deferred tax assets:
    Operating loss carryforwards                        $    1,439,400
    Research and development costs                           3,741,600
    General business tax credit                                231,000
                                                        --------------

Total deferred tax assets                                    5,412,000
Valuation allowance for deferred tax assets                 (5,412,000)
                                                        --------------

Net deferred tax assets                                              0
                                                        --------------

Total net deferred tax assets (liabilities)             $            0
                                                        ==============

9. COMMITMENTS AND CONTINGENCIES

The Company is the lessee of equipment under capital leases expiring in 2000. Effective February 1, 1996, the Company entered into a noncancelable operating lease for its facility expiring in 1999. Effective April 1, 1996, the Company entered into noncancelable operating leases for laboratory and



                                      F-15


                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

office equipment expiring in 1999. The future minimum lease payments under the capital and operating leases as of December 31, 1996 are as follows:

                                              CAPITAL          OPERATING
                                               LEASE             LEASE
                                          --------------    --------------
YEAR ENDING DECEMBER 31:
    1997                                  $      114,960    $      195,199
    1998                                         114,960           195,199
    1999                                         112,717            26,554
    2000                                          20,520                 -
    2001                                               -                 -
    Thereafter                                         -                 -
                                          --------------    --------------

Total minimum lease payments                     363,157           416,952
                                                            ==============
Less amount representing interest                 48,491
                                          --------------

Present value of minimum lease payments   $      314,666
                                          ==============


The cost of assets under capital leases amounted to $334,288 at December 31, 1996. Accumulated amortization relating to the leased equipment amounted to $25,413 at December 31, 1996. Amortization expense included in depreciation expense, relating to the leased equipment, amounted to $20,692, $4,721, and $25,413 for the year ended December 31, 1996, the year ended December 31, 1995, and the period from May 1, 1994 (commencement of operations) through December 31, 1996, respectively.

Rent expense amounted to $181,093, $37,765 and $218,858 for the year ended December 31, 1996, the year ended December 31, 1995, and the period from May 1, 1994 (commencement of operations) through December 31, 1996, respectively.

On December 20, 1996 the Company entered into a sale and leaseback agreement with FINOVA Technology Finance, Inc. ("FINOVA") The cost of assets under the capital lease is $207,328 which is being depreciated over the lease term of 3 years.

Under the terms of an employment agreement, the Company is obligated to pay the chief executive officer of the Company an annual salary of $180,000, increased annually by an amount no less than an annual cost-of-living adjustment, through January 1998. The Company has the right, at any time after January 1996, to terminate the employment agreement without cause upon ten days notice to the chief executive officer and upon payment by the Company to the chief executive officer, in a single lump sum on the termination date, an amount equal to one year's base salary.

A former director of the Company is a party to a Consulting and Finder's Agreement ("Agreement") with the Company. This Agreement entitles him to receive an annual fee equal to 10% of the net after-tax profits of the Company attributable to the sale or licensing of products or technology licensed pursuant to the Company's agreement with Yale (see Note 5), until the cumulative total of such fees equal $3,000,000. Such fee continues to be payable not withstanding the director's death or incapacity until the $3,000,000 has been paid.

The Company has various  commitments  relating to its research  agreements  (see
Note 5).

10. RELATED PARTY TRANSACTIONS

A director of the Company is a principal of a management consulting firm that has rendered various consulting services for the Company. The Company paid the firm $80,000 and $120,000 for services rendered for the years ended December 31, 1995 and 1996, respectively

The Company and one of its directors, who is affiliated with Yale University, entered into a five year consulting agreement on September 29, 1995 which is renewable for one additional year, providing for various advisory services. Under the agreement, the director will receive an annual fee of $48,000.



                                      F-16

                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                           CONSOLIDATED BALANCE SHEET




                                                                                      MARCH 31,            DECEMBER 31,
                                                                                        1997                   1996
                                                                                        ----                   ----
                                                                                    (UNAUDITED)
                                             ASSETS
Current assets:
     Cash and cash equivalents                                                       $     2,631,726    $     3,788,369
     Short-term investments                                                                4,045,056          4,628,446
     Other current assets                                                                    132,651            106,635
                                                                                     ---------------    ---------------
        Total current assets                                                               6,809,433          8,523,450
     Property and equipment, net                                                             790,993            712,806
     Security deposits                                                                        34,894             41,301
     Research contract prepayment                                                            416,945            603,208
                                                                                     ---------------    ---------------
        Total assets                                                                 $     8,052,265    $     9,880,765
                                                                                     ---------------    ---------------

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Obligation under capital lease - current                                                125,845             91,476
     Accounts payable and accrued expenses                                                   453,124            494,127
                                                                                     ---------------    ---------------
        Total current liabilities                                                            578,969            585,603
     Obligation under capital lease - long term                                              260,862            223,190
                                                                                     ---------------    ---------------
        Total Liabilities                                                                    839,831            808,793
                                                                                     ---------------    ---------------

Shareholders' equity
     Convertible preferred stock, $0.01 par value, authorized: 5,000,000 shares;
        issued and outstanding: 1997 - 955,829 shares 1996 - 1,107,028 shares                  9,558             11,070
     Common stock, $0.01 par value, authorized: 35,000,000 shares;
        issued and outstanding: 1997 - 8,438,203 shares 1996 - 8,017,961 shares               84,381             80,178
     Additional paid-in-capital                                                           26,736,398         26,721,888
     Deferred compensation                                                                   (98,102)          (106,760)
     Accumulated deficit                                                                 (19,519,801)       (17,634,404)
                                                                                     ---------------    ---------------
                                                                                           7,212,434          9,071,972
                                                                                     ---------------    ---------------
        Total liabilities and shareholders' equity                                   $     8,052,265    $     9,880,765
                                                                                     ===============    ===============


   The accompanying notes are an integral part of these financial statements.




                                      F-17



                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                      FOR THE PERIOD
                                                                                                     FROM MAY 1, 1994
                                                               THREE MONTHS ENDED MARCH 31,        (INCEPTION) THROUGH
                                                              ------------------------------            MARCH 31,
                                                              1997                     1996                1997
                                                              ----                     ----                ----
                                                                       (UNAUDITED)                      (UNAUDITED)
Revenues:
    Contract research grants                            $          39,740       $           -        $          91,519
                                                        -----------------       -----------------    -----------------
Operating expenses:
    Research and development                                    1,521,779               1,622,211           10,630,068
    General and administrative                                    491,534                 427,731            4,689,930

    Purchased research and development                              -                       -                4,481,405
    Amortization of finance charges                                 -                       -                  345,439

Interest income                                                   (99,234)                (47,690)            (621,271)
Interest expense                                                   11,058                   2,428               66,505
                                                        -----------------       -----------------    -----------------
    Net loss                                            $      (1,885,397)      $      (2,004,680)   $     (19,500,557)
                                                        =================       =================    =================
Net loss per share                                      $           (0.23)      $           (0.26)
                                                        =================       =================
Weighted average common stock and
    common stock equivalents outstanding                        8,098,969               7,824,915
                                                        =================       =================


   The accompanying notes are an integral part of these financial statements.





                                      F-18



                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY



                                             CONVERTIBLE
                                           PREFERRED  STOCK      COMMON STOCK     ADDITIONAL                             TOTAL
                                           ----------------  ------------------    PAID-IN    DEFERRED    ACCUMULATED STOCKHOLDERS'
                                           SHARES    AMOUNT   SHARES    AMOUNT     CAPITAL  COMPENSATION    DEFICIT      EQUITY
                                           ----------------  ------------------  ---------- ------------ ------------ -------------
Common stock issued for cash - July 1994        0       $ 0  2,693,244  $26,932          $0           $0      ($19,877)      $7,055
Common stock issued for services -
      August 1994                                              159,304    1,593                                 (1,176)         417
Net loss                                                                                                      (475,946)    (475,946)
                                           -------- --------  --------- --------  ---------- ------------ ------------- ------------

Balance - December 31, 1994                     0         0  2,852,548   28,525           0            0      (496,999)    (468,474)

Stock options issued for compensation -
      February 1995                                                                 540,000                                 540,000

Reverse acquisition of MelaRx
     Pharmaceuticals, Inc. - April 1995                      2,000,000   20,000   4,300,000                               4,320,000

Shares repurchased pursuant to
     employment agreements - April 1995                       (274,859)  (2,749)                                 2,029         (720)

Private placement of common stock -
      April 1995                                                76,349      763     205,237                                 206,000

Warrants issued with bridge notes -
      April 1995                                                                    200,000                                 200,000

Initial public offering of units of
     one common share, one A warrant
     and one B warrant at $4.00 per
     unit - August 1995 and September 1995                   2,875,000   28,750   9,667,460                               9,696,210

Issuance of common stock                                         1,250       13         488                                     501

Receipts from sale of unit purchase option                                              250                                     250

Net loss                                                                                                    (9,530,535)  (9,530,535)
                                           ------  --------  ---------  -------  ---------- ------------ ------------- ------------

Balance at December 31, 1995                    0         0  7,530,288   75,302  14,913,435            0   (10,025,505)   4,963,232

Issuance of convertible
    preferred stocks                    1,250,000    12,500                      11,518,552                              11,531,052

Conversion of convertible preferred      (164,970)   (1,650)   458,255    4,582      (2,932)                                      0

Issuance of common stock                                        29,418      294     102,426                                 102,720

Convertible preferred stock, class
 A preferred dividend                      21,998       220                                                       (220)           0

Compensation associated with stock
 option grants                                                                      190,407     (190,407)                         0

Amortization of deferred compensation                                                             83,647                     83,647

Net loss                                                                                                    (7,608,679)  (7,608,679)
                                           ------  --------  ---------  -------  ---------- ------------ ------------- ------------
Balance at December 31, 1996            1,107,028   $11,070  8,017,961  $80,178 $26,721,888    ($106,760) ($17,634,404)  $9,071,972
                                           ------  --------  ---------  -------  ---------- ------------ ------------- ------------

Conversion of convertible preferred      (151,199)   (1,512)   420,004    4,200      (2,688)                                      0

Compensation associated with stock
 options grants                                                                      17,204                                  17,204

Exercise of warrants                                               238        3          (6)                                     (3)

Amortization of deferred compensation                                                              8,658                      8,658

Net loss                                                                                                    (1,885,397)  (1,885,397)
                                           ------  --------  ---------  -------  ---------- ------------ ------------- ------------
Balance at March 31, 1997 (Unaudited)     955,829   $ 9,558  8,438,203  $84,381 $26,736,390     ($98,102) ($19,519,801)  $7,212,434
                                          =======   =======  =========  ======= ===========     ========  ============   ==========


   The accompanying notes are an integral part of these financial statements.



                                      F-19



                           VION PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE ENTITY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                        FOR THE PERIOD
                                                                     FOR THE THREE MONTHS               FROM MAY 1, 1994
                                                                        ENDED MARCH 31,                (INCEPTION) THROUGH
                                                                   -------------------------                MARCH 31,
                                                                   1997                 1996                   1997
                                                                   ----                 ----                   ----
                                                                         (UNAUDITED)                        (UNAUDITED)
Cash flows from operating activities:
     Net loss                                                  $ (1,885,397)       $  (2,004,680)     $      (19,500,557)
     Adjustments to reconcile net loss to
     cash flows used in operating activities
          Purchased research and development                          -                     -                  4,481,405
          Amortization of financing costs                             -                     -                    345,439
          Depreciation and amortization                              57,276               20,880                 208,736
         (Increase) in other current assets                         (26,016)               8,337                (131,665)
         (Increase) in other assets                                 192,669               (4,701)               (450,125)
          Increase in accounts payable and
          accrued expense                                           (41,003)             276,162                 418,592
          Stock issued for services                                   -                     -                        417
          Stock options issued for compensation                      25,862                 -                    649,509
                                                                -----------          -----------        ----------------
                 Net cash (used in) operating activities         (1,676,609)          (1,704,002)            (13,978,249)
                                                                -----------          -----------        ----------------
Cash flows used for investing activities:
          Purchase of marketable securities                      (1,139,610)            (555,547)            (15,227,056)
          Maturities of marketable securities                     1,723,000                 -                 11,182,000
          Cash portion of MelaRx acquisition                          -                     -                      4,061
          Acquisition of fixed assets                               (25,924)             (29,449)               (539,246)
                                                                -----------          -----------        ----------------
    Net cash provided by (used in) investing activities             557,466             (584,996)             (4,580,241)
                                                                -----------          -----------        ----------------

Cash flows provided by financing activities:
          Initial public offering                                      -                    -                  9,696,210
          Net proceeds from issuance of common stock                   -                    -                    316,276
          Net proceeds from issuance of preferred stock                -                    -                 11,531,052
          Repurchase of common stock                                   -                    -                       (720)
          Net proceeds from bridge financing                           -                    -                  1,704,269
          Repayments of bridge financing                               -                    -                 (2,000,000)
          Advances from stockholders                                   -                    -                    250,000
          Repayments to stockholders                                   -                    -                   (250,000)
          Exercise of warrants                                          (3)                 -                         (3)
          Receipts from sale of unit purchase option                   -                    -                        250
          Repayment of equipment capital lease                     (37,497)               (6,163)                (57,118)
                                                                -----------          -----------        ----------------
      Net cash provided by (used in) financing activities          (37,500)               (6,163)             21,190,216
                                                                -----------          -----------        ----------------

Net increase (decrease) in cash                                 (1,156,643)           (2,295,161)              2,631,726
Cash and cash equivalents at beginning of period                 3,788,369             2,350,933                   -
                                                                -----------          -----------        ----------------
Cash and cash equivalents at end of period                  $    2,631,726            $   55,772               2,631,726
                                                            ==============           ============       ================

   The accompanying notes are an integral part of these financial statements.


                                      F-20



                            VION PHARMACEUTICALS, INC
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(NOTE A) - THE COMPANY

        Vion Pharmaceuticals, Inc., formerly OncoRx, Inc., (the "Company") was incorporated in May 1993 and began operations on May 1, 1994. The Company is in the development stage and is principally devoted to the research and development of therapeutic products for the treatment of cancer and cancer related disorders.

        On April 20, 1995, the Company merged into OncoRx Research Corp., a wholly-owned subsidiary of MelaRx Pharmaceuticals Inc. (MelaRx), which was renamed OncoRx, Inc. after the merger (the "Merger"). The stockholders of the Company were issued 2,654,038 common and 23,859 preferred shares of MelaRx in exchange for 2,000,000 shares of common stock of the Company valued at $2.16 per share (fair value). In August 1995, the Company completed an initial public offering ("IPO") resulting in net proceeds to the Company of approximately $9,696,000. In April 1996 the Company changed its name to Vion Pharmaceuticals, Inc.

        As the shareholders of the Company obtained a majority interest in the merged company for accounting purposes, the Company is treated as the acquirer. Therefore, the Merger is recorded as a purchase in the Company's financial statements which include the results of operations of the Company from inception and MelaRx from the date of acquisition. The excess of cost over the fair value of MelaRx's net tangible assets, $4,481,405, was treated as purchased research and development and expensed immediately.


(NOTE B) - BASIS OF PRESENTATION

        The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report for the fiscal year ended December 31, 1996 on Form 10-KSB (File No. 0-26534).


(NOTE C) - STOCK OPTION PLAN

        Through December 31, 1996, options to purchase an aggregate of 896,750 shares had been granted under the Company's Amended and Restated 1993 Stock Option Plan (the "Plan"). On January 29, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Pla increasing the number of shares which may be issued under the Plan from 1,000,000 to 1,500,000. The amendment to the Plan was adopted by the stockholders at the Company's annual meeting on April 16, 1997.


(NOTE D) - PRIVATE PLACEMENT OF CLASS A CONVERTIBLE PREFERRED STOCK

        On May 22, 1996, the Company completed a private placement of 1,250,000 shares of Class A convertible preferred stock, at $10.00 per share, resulting in net proceeds to the Company of $11,531,052. Each share of Class A preferred stock is initially convertible into 2.777777 shares of the Company's common stock. The shares of Class A preferred stock pay semi-annual dividends of 5% per annum, payable in additional shares of Class A preferred stock, and a 15% one time dividend if the Company redeems the issue within 3 years. The issue also contains a provision for a special dividend after 2 years under certain conditions if the Company's common stock price falls below the conversion price of the Class A preferred stock. The issuance of the Class A preferred stock at closing also triggered certain adjustment provisions of the Company's outstanding warrants, resulting in the issuance of additional warrants.


                                      F-21



                            VION PHARMACEUTICALS, INC
                          (A DEVELOPMENT STAGE ENTITY)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



(NOTE E) - ANTIDILUTION ADJUSTMENT

        As a result of the sale on May 22, 1996 of 1,250,000 shares of Class A convertible preferred stock, and pursuant the Warrant Agreement governing the rights of the Class A Warrants and the Class B Warrants, an adjustment was made to the exercise price of the Class A Warrants and the Class B Warrants and there was a corresponding distribution of additional Class A Warrants and Class B Warrants. Specifically, on July 12, 1996 (the "Payment Date") each holder of a Class A Warrant at the close of business on July 3, 1996 (the "Record Date") was issued an additional 0.1 Class A Warrants and the exercise price of the Class A Warrants was reduced from $5.20 to $4.73. In addition, on the Payment Date each holder of a Class B Warrant on the close of business on the Record Date was issued an additional 0.1 Class B Warrants and the exercise price of the Class B Warrants was reduced from $7.00 to $6.37.

(NOTE F) - CONTINUATION OF RESEARCH AND LICENSING AGREEMENT

        The Company has agreed to an extension of a research agreement with The Regents of the University of California on behalf of the Berkeley Campus ("Berkeley"). The extension continues from March 1, 1997 through July 15, 1997 at a total level of funding of $97,000.

        Pursuant to an agreement with Berkeley providing for an option to obtain licenses for certain inventions resulting from the research, the Company has entered into negotiations to license some of these inventions, and is negotiating to obtain options to license others.

                                      F-22





================================================================================

         No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Shares offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                            ------------------------


                                TABLE OF CONTENTS

Available Information......................................................    2
Risk Factors...............................................................    3
Use of Proceeds............................................................   11
Price Range of Common Stock and Dividends..................................   11
Background of the Company..................................................   12
Plan of Operations.........................................................   13
Business...................................................................   15
Management.................................................................   30
Certain Transactions.......................................................   35
Principal Stockholders.....................................................   36
Selling Securityholders....................................................   38
Plan of Distribution.......................................................   45
Description of Securities..................................................   46
Legal Matters..............................................................   47
Experts....................................................................   47
Financial Statements.......................................................  F-1


================================================================================



================================================================================







                           VION PHARMACEUTICALS, INC.


                        17,737,545 SHARES OF COMMON STOCK
                      1,084,183 REDEEMABLE CLASS A WARRANTS
                      4,812,383 REDEEMABLE CLASS B WARRANTS






                               ------------------

                                   PROSPECTUS

                               ------------------





                                 JUNE ___, 1997











================================================================================






                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the 'GCL'). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

     In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(a)(7).

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses payable by the Company in connection with the distribution of the securities being registered hereby are as follows (asterisks indicate an estimate):


                                        Amount
                                      ----------

SEC Registration Fee...............   $15,398.25
Printing and Engraving Expenses....    10,000.00*
Accounting Fees and Expenses.......     5,000.00*
Legal Fees and Expenses............    22,000.00*
Blue Sky Fees and Expenses.........     5,000.00*
Miscellaneous Expenses.............       101.75*
                                      ----------
     Total.........................   $52,500.00*


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following discussion gives retroactive effect to the recapitalization of the Company effected in March 1995. During the past three years, the Company and its predecessors have sold and issued the following unregistered securities:

In July 1994, Old OncoRx issued an aggregate of 2,693,244 shares of Common Stock at par value per share in connection with its organization.

In August 1994, Old OncoRx issued an aggregate of 159,304 shares of Common Stock to Yale University in exchange for certain license agreements.

In March 1995, Old OncoRx issued 23,859 shares of Preferred Stock to Sintong Pharmaceuticals U.S., Inc. at $4.19 per share.

In April 1995, Old OncoRx issued 76,346 shares of Common Stock at $2.88 per share to accredited investors.









In April 1995, the Company issued 40 units, each unit consisting of a note in the principal amount of $50,000 bearing interest at 10% per annum and warrants to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share, to accredited investors for an aggregate purchase price of $2,000,000.

In May 1996, the Company issued 1,250,000 shares of its Class A Convertible Preferred Stock at $10.00 per share to accredited investors.

     The above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The sale of securities was without the use of an underwriter, and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Securities Act of 1933, as amended.

                                      II-1




ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Exhibit
Number    Description
-------   -----------

2.1 -- Agreement and Plan of Merger among MelaRx Pharmaceuticals, Inc., OncoRx Research Corp. and OncoRx, Inc. dated as of April 19, 1995(1)

2.2 --   Certificate of Merger, dated April 20, 1995(1)

3.1 --   Restated Certificate of Incorporation of the Registrant, as amended+

3.2 --   By-laws of the Registrant(1)

4.1 --   Form of Bridge Note(1)

4.2 -- Form of Warrant Agreement for Warrants issued in connection with the bridge financing(1)

4.3 --   Form of Underwriter's Unit Purchase Option(1)

4.4 --   Form of Placement Agent's Warrant(1)

4.5 --   Form of Warrant Agreement for Class A and Class B Warrants(1)

5.1 --   Opinion of Wiggin & Dana+

10.1 -- License Agreement between Yale University and Old OncoRx, dated as of August 31, 1994(1)

10.2 -- Letter Agreement between Yale University and Old OncoRx dated August 19, 1994(1)

10.3 -- Extension Agreement between Yale University and MelaRx Pharmaceuticals, Inc., dated as of July 1, 1992(1)

10.4 --  Form  of  License   Agreement   between  Yale   University  and  MelaRx
         Pharmaceuticals, Inc.(1)

10.5 -- Letter Agreement between Yale University and MelaRx Pharmaceuticals, Inc., dated as of February 2, 1995(1)

10.6 -- Research Agreement between The Regents of the University of California and MicroFab Biosystems, Inc., dated as of July 25, 1994(1)

10.7 -- Option Agreement between The Regents of the University of California and MicroFab Biosystems, Inc. dated as of July 25, 1994(1)

10.8 -- Consulting Agreement between Mauro Ferrari and MicroFab Biosystems, Inc., dated as of July 25, 1994(1)

10.9 --  Option   Agreement   between  MelaRx   Diagnostics  Inc.  and  Response
         Biomedical Corp., dated as of March 30, 1995(1)

10.10 -- Distribution Agreement between MelaRx Diagnostics Inc. and Response Biomedical Corp., dated April 4, 1995(1)

10.11 -- Employment Agreement between the Registrant and John A. Spears, dated as of January 16, 1995(1)

10.12 -- 1995 Stock Option Plan of Old OncoRx(1)

10.13 -- Stock Option Agreement between Old OncoRx and John A. Spears, dated February 2, 1995(1)

10.14 -- Employment Letter from MelaRx Pharmaceuticals, Inc. to Thomas Mizelle, dated as of July 29, 1994(1)

10.15 -- Marketing Services Agreement between MelaRx Pharmaceuticals, Inc. and Creative Polymers, Inc. dated as of March 21, 1994(1)

10.16 -- 1993 Stock Option Plan of the Registrant(1)

10.17 -- Lease Agreement between Science Park Development Corporation and MelaRx Pharmaceuticals, Inc., dated as of May 5, 1993 (Annual)(1)

10.18 -- Lease Agreement between Science Park Development Corporation and MelaRx Pharmaceuticals, Inc. dated as of May 5, 1993 (Month-to-Month)(1)

10.19 -- Letter Agreement between Old OncoRx and Sintong Pharmaceuticals U.S., Inc. dated March 30, 1995(1)


                                      II-2




Exhibit
Number    Description
-------   -----------

10.20 -- Option Agreement between the Registrant and PMP, Inc., dated April 27, 1995(1)

10.21 -- Agreement   between   MelaRx   Pharmaceuticals,    Inc.   and   certain
         shareholders, dated February 17, 1995(1)

10.22 -- Consulting and Finder's Agreement between MelaRx Pharmaceuticals, Inc. and Jacob A. Melnick, dated June 4, 1992, as amended by Agreement dated February 17, 1995(1)

10.23 -- Form of Indemnification Agreement(1)

10.24 -- Letter Agreement between Yale University and OncoRx, Inc.(formerly MelaRx Pharmaceuticals, Inc.), dated July 5, 1995(1)

10.25 -- Amendment, dated July 19, 1995, to Amended and Restated Stock Option Plan of Registrant (1)

10.26 -- Lease between Science Park Development Corporation and OncoRx, Inc. dated August 10, 1995(2)

10.27 -- Master Lease Agreement between Citicorp Leasing, Inc. and OncoRx, Inc. dated September 27, 1995(2)

10.28 -- Sale and Leaseback Agreement and Master Equipment Lease Agreement between FINOVA Technology Finance, Inc. and Vion Pharmaceuticals, Inc. dated as of October 17, 1996(3)

21.1 --  Subsidiaries of the Registrant(3)

23.1 --  Consent of Ernst & Young L.L.P.

23.2 --  Consent of Wiggin & Dana (included in Exhibit 5.1)+

24.1 --  Power of Attorney (included on signature page)*

------------------

(1) Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-93468), effective August 14, 1995.

(2) Incorporated by reference to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995.

(3) Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

*     Previously filed.

+     To be filed by amendment.


ITEM 28. UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes that it will:

          (a) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act,
            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and
            (iii) Include any additional or changed material information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.


                                      II-3





     (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (3) The undersigned registrant hereby undertakes that it will:

          (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

          (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.



                                      II-4





                                   SIGNATURES

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF NEW HAVEN, STATE OF CONNECTICUT ON JUNE 6, 1997.


                                          VION PHARMACEUTICALS, INC.
                                          (Registrant)

                                          By: /s/ JOHN A. SPEARS*
                                          ---------------------------
                                          Name:  John A. Spears
                                          Title: President and Chief
                                                 Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



Signature                            Title                            Date
---------                            -----                            ----


                            Chairman of the Board
-------------------------
    William R. Miller


/s/ JOHN A. SPEARS*         Director, President and Chief Executive   June 6, 1997
-------------------------   Officer (Principal Executive Officer)
     John A. Spears

/s/ THOMAS E. KLEIN         Vice President--Finance and Chief         June 6, 1997
-------------------------   Financial Officer (Principal Accounting
     Thomas E. Klein        Officer)

                            Director
-------------------------
   Michel C. Bergerac

/s/ FRANK T. CARY*          Director                                  June 6, 1997
-------------------------
      Frank T. Cary

     /s/ A.E. COHEN*        Director                                  June 6, 1997
-------------------------
       A.E. Cohen

   /s/ JAMES FERGUSON*      Director                                  June 6, 1997
-------------------------
     James Ferguson

  /s/ MICHAEL C. KENT*      Director                                  June 6, 1997
-------------------------
     Michael C. Kent

 /s/ ALAN C. SARTORELLI*    Director                                  June 6, 1997
-------------------------
   Alan C. Sartorelli

 /s/ E. DONALD SHAPIRO*     Director                                  June 6, 1997
-------------------------
    E. Donald Shapiro

   /s/ WALTER WRISTON*      Director                                  June 6, 1997
-------------------------
     Walter Wriston

 *By:/s/ THOMAS E. KLEIN
-------------------------
       Thomas E. Klein
      Attorney-in-Fact


                                      II-5




                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number    Description
-------   -----------

2.1 -- Agreement and Plan of Merger among MelaRx Pharmaceuticals, Inc., OncoRx Research Corp. and OncoRx, Inc. dated as of April 19, 1995(1)

2.2 --   Certificate of Merger, dated April 20, 1995(1)

3.1 --   Restated Certificate of Incorporation of the Registrant, as amended+

3.2 --   By-laws of the Registrant(1)

4.1 --   Form of Bridge Note(1)

4.2 -- Form of Warrant Agreement for Warrants issued in connection with the bridge financing(1)

4.3 --   Form of Underwriter's Unit Purchase Option(1)

4.4 --   Form of Placement Agent's Warrant(1)

4.5 --   Form of Warrant Agreement for Class A and Class B Warrants(1)

5.1 --   Opinion of Wiggin & Dana+

10.1 -- License Agreement between Yale University and Old OncoRx, dated as of August 31, 1994(1)

10.2 -- Letter Agreement between Yale University and Old OncoRx dated August 19, 1994(1)

10.3 -- Extension Agreement between Yale University and MelaRx Pharmaceuticals, Inc., dated as of July 1, 1992(1)

10.4 --  Form  of  License   Agreement   between  Yale   University  and  MelaRx
         Pharmaceuticals, Inc.(1)

10.5 -- Letter Agreement between Yale University and MelaRx Pharmaceuticals, Inc., dated as of February 2, 1995(1)

10.6 -- Research Agreement between The Regents of the University of California and MicroFab Biosystems, Inc., dated as of July 25, 1994(1)

10.7 -- Option Agreement between The Regents of the University of California and MicroFab Biosystems, Inc. dated as of July 25, 1994(1)

10.8 -- Consulting Agreement between Mauro Ferrari and MicroFab Biosystems, Inc., dated as of July 25, 1994(1)

10.9 --  Option   Agreement   between  MelaRx   Diagnostics  Inc.  and  Response
         Biomedical Corp., dated as of March 30, 1995(1)

10.10 -- Distribution Agreement between MelaRx Diagnostics Inc. and Response Biomedical Corp., dated April 4, 1995(1)

10.11 -- Employment Agreement between the Registrant and John A. Spears, dated as of January 16, 1995(1)

10.12 -- 1995 Stock Option Plan of Old OncoRx(1)

10.13 -- Stock Option Agreement between Old OncoRx and John A. Spears, dated February 2, 1995(1)

10.14 -- Employment Letter from MelaRx Pharmaceuticals, Inc. to Thomas Mizelle, dated as of July 29, 1994(1)

10.15 -- Marketing Services Agreement between MelaRx Pharmaceuticals, Inc. and Creative Polymers, Inc. dated as of March 21, 1994(1)

10.16 -- 1993 Stock Option Plan of the Registrant(1)

10.17 -- Lease Agreement between Science Park Development Corporation and MelaRx Pharmaceuticals, Inc., dated as of May 5, 1993 (Annual)(1)

10.18 -- Lease Agreement between Science Park Development Corporation and MelaRx Pharmaceuticals, Inc. dated as of May 5, 1993 (Month-to-Month)(1)

10.19 -- Letter Agreement between Old OncoRx and Sintong Pharmaceuticals U.S., Inc. dated March 30, 1995(1)

10.20 -- Option Agreement between the Registrant and PMP, Inc., dated April 27, 1995(1)







Exhibit
Number    Description
-------   -----------

10.21 -- Agreement   between   MelaRx   Pharmaceuticals,    Inc.   and   certain
         shareholders, dated February 17, 1995(1)

10.22 -- Consulting and Finder's Agreement between MelaRx Pharmaceuticals, Inc. and Jacob A. Melnick, dated June 4, 1992, as amended by Agreement dated February 17, 1995(1)

10.23 -- Form of Indemnification Agreement(1)

10.24 -- Letter Agreement between Yale University and OncoRx, Inc.(formerly MelaRx Pharmaceuticals, Inc.), dated July 5, 1995(1)

10.25 -- Amendment, dated July 19, 1995, to Amended and Restated Stock Option Plan of Registrant (1)

10.26 -- Lease between Science Park Development Corporation and OncoRx, Inc. dated August 10, 1995(2)

10.27 -- Master Lease Agreement between Citicorp Leasing, Inc. and OncoRx, Inc. dated September 27, 1995(2)

10.28 -- Sale and Leaseback Agreement and Master Equipment Lease Agreement between FINOVA Technology Finance, Inc. and Vion Pharmaceuticals, Inc. dated as of October 17, 1996(3)

21.1 --  Subsidiaries of the Registrant(3)

23.1 --  Consent of Ernst & Young L.L.P.

23.2 --  Consent of Wiggin & Dana (included in Exhibit 5.1)+

24.1 --  Power of Attorney (included on signature page)*

------------------

(1) Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-93468), effective August 14, 1995.

(2) Incorporated by reference to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995.

(3) Incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

*     Previously filed.

+     To be filed by amendment.